       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2001

                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------


                       METROPOLITAN HEALTH NETWORKS, INC.

                 (Name of Small Business Issuer in Its Charter)


         Florida                          8011                   65-0635748
(State or Other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
of Incorporation or               Classification Number)     Identification No.)
Organization)

                     500 Australian Avenue South, Suite 1000
                            West Palm Beach, FL 33401
                                 (561) 805-8500
          (Address and Telephone Number of Principal Executive Offices)

                            -------------------------

                   Fred Sternberg, Chairman, President and CEO
                     500 Australian Avenue South, Suite 1000
                            West Palm Beach, FL 33401
                                 (561) 805-8500
            (Name, Address and Telephone Number of Agent For Service)

                         ------------------------------

                        Copies of all communications to:

                             Joel D. Mayersohn, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                            Telephone: (954) 763-1200
                          Facsimile No. (954) 766-7800

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed          Proposed
   Title of Each                                                   Maximum           Maximum
Class of Securities                      Amount to be           Offering Price       Aggregate             Amount of
  to be Registered                        Registered             Per Security     Offering Price(1)   Registration Fee(1)
-----------------------                  ------------           --------------    ----------------    ------------------
Common Stock, par value
$.001 per share(1)                        8,684,887                 $2.18(1)       $  18,933,053         $    4,733.26

Common Stock, par value
$.001 per share(2)                        2,643,445                 $2.18(2)       $   5,762,710         $    1,440.68

Common Stock, par value
$.001 per share(3)                           54,167                 $3.00(3)       $      16,250         $       40.63

Common Stock, par value
$.001 per share(3)                            4,167                 $3.50(3)       $      14,584         $        3.65

Common Stock, par value
$.001 per share (3)                          54,166                 $4.00(3)       $     216,664         $       54.17

Common Stock, par value
$.001 per share                              50,000                 $5.00(3)       $     250,000         $       62.50

Common Stock, par value
$.001 per share                              50,000                 $6.00(3)       $     300,000         $       75.00
                                                                                                         -------------

Total Registration Fee                                                                                   $    6,409.89
                                                                                                         =============

----------
         (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. Based upon the average of the closing bid and asked prices for the common stock on May 22, 2001. Includes 3,000,000 shares issuable under a common stock purchase agreement. The price per each of these shares issuable under the equity line will vary based on the volume-weighted average daily price of the common stock during the drawdown periods described in this registration statement. The purchase price will be equal to 90% of the volume-weighted average daily price for each trading day within such drawdown pricing periods. The agreement allows for up to 24 draws over a period of 24 months for amounts up to the lesser of (i) $100,000, or (ii) 6% of the 60 day volume weighted average price multiplied by the 1/22 day trading volume, per draw.

         (2) Shares issuable upon exercise of options and conversion of promissory notes. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Based upon the average of the closing bid and asked prices for the common stock on May 22, 2001.

         (3) Shares issuable upon exercise of options and conversion of promissory notes. Estimated solely for purposes calculating the registration fee pursuant to Rule 457(g). Based upon exercise price of the shares of common stock underlying convertible securities which is higher than the average of the closing bid and asked prices for the common stock on May 22, 2001.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                       Subject to Completion May 23, 2001

PROSPECTUS

                       METROPOLITAN HEALTH NETWORKS, INC.
                        11,540,832 Shares of Common Stock

         This prospectus covers the 11,540,832 shares of common stock of Metropolitan Health Networks, Inc. being offered for resale by certain selling securityholders. We will not receive any proceeds from the sale of the shares by the selling securityholders.

         This prospectus includes up to 3,000,000 shares that may be issued to Copira Investments Inc. under a common stock purchase agreement further described in this prospectus. Under the common stock purchase agreement, Copira has agreed to provide up to $12,000,000 of funding during the 24-month period after the effective date of the registration statement to which this prospectus relates. During this 24-month period, we may request a drawdown under the equity line of credit by selling shares of our common stock to Copira and Copira will be obligated to purchase the shares. During the 22 trading days following a drawdown request, we will calculate the amount of shares we will sell to Copira and the purchase price per share based upon a minimum threshold price. The purchase price per share of common stock will be based on the daily volume weighted average price of our common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 10%. We will receive the purchase price less a placement agent fee payable to GKN Securities Corp. equal to 7% of the aggregate purchase price. Copira Investments, Inc. may then resell all or a portion of these shares using this prospectus. GKN Securities is the placement agent which introduced us to Copira Investments, Inc. and is a registered broker-dealer.

         Copira is an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sales.

         Our common stock is traded on the OTCBB under the trading symbol "MDPA". On May 18, 2001, the closing price for our common stock was $2.54.


                   -------------------------------------------

         This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 6.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                   The date of this prospectus is May __, 2001

                               PROSPECTUS SUMMARY

         This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, and the need for additional capital. See the "Risk Factors" section of this prospectus for additional risk factors.

                                   The Company

         Metropolitan Health Networks, Inc. was incorporated in the State of Florida in January 1996 to develop a vertically and horizontally integrated health care delivery network (the "Network"). The Network initially was intended to provide primary and subspecialty physician care and diagnostic and therapeutic services. We pursued this business plan into 1999 through the acquisition, expansion and integration of physician care practices and diagnostic and rehabilitation centers in Dade, Broward and Palm Beach County, Florida.

         Responding to changes in the health care industry, in mid-1999 we modified our business strategy and presently operate as a Provider Service Network (PSN) which, instead of owning and managing physician practices and ancillary services, manages the total care of patients through "Global Risk" managed care contracts. As a result, we divested or unwound several of our acquisitions and deficit operations.

         Our executive offices are located at 500 Australian Avenue South, Suite 1000, West Palm Beach, Florida 33401, and our telephone number is (561) 805-8500.

         References throughout this prospectus to "we", "us" and "our" are to Metropolitan Health Networks, Inc. and its subsidiaries.

                                  The Offering

Equity Line and Other Selling Shareholders

         On March 30, 2001, we entered into a common stock purchase agreement with Copira Investments Inc., a British Virgin Islands corporation, for the potential future issuance and sale of up to $12,000,000 million of our common stock, subject to restrictions and other obligations that are described throughout this prospectus. Under this arrangement, we, at our sole discretion, may exercise up to one drawdown once every 27 trading days, pursuant to which Copira is obligated to purchase that number of shares of our common stock specified in the drawdown notice. We are limited with respect to how often we can exercise a drawdown and the amount of each drawdown. For more details on the private equity line, see Common Stock Purchase Agreement beginning on page 42.

         We are registering 3,000,000 shares of common stock issuable to Copira under the equity line of credit, the 470,000 shares underlying the warrants that we granted to Copira and the 470,000 shares underlying the warrants that we granted GKN Securities Corp. Warrants to purchase 188,000 shares were assigned to five employees of GKN Securities. We are also registering for resale 1,915,945 shares to be issued upon exercise of various warrants, options and convertible notes. In addition, we are registering an additional 5,684,887 outstanding shares held by various shareholders. These shares may be offered for sale from time to time by means of this prospectus by or for the accounts of Copira, GKN Securities, the other warrant holders, note holders, option holders and shareholders.

         This prospectus covers up to 11,540,832 shares of our common stock which may be sold by the selling stockholders identified in this prospectus. The number of shares subject to this prospectus represents 44% of our issued and outstanding common stock as of April 30, 2001.

Summary financial data

         The following summary of our financial information has been derived from our audited financial statements that are included in this prospectus. Information for the period ended March 31, 2001 is not audited.

Results of Operation

                              Three Months                  Six Months
                                  Ended       Year Ended        Ended         Year Ended
                             March 31, 2001  Dec. 31, 2000  Dec. 31, 1999   June 30, 1999
                             --------------  -------------  -------------   -------------
                              (Unaudited)
Revenues                      $ 29,489,921   $119,129,854   $ 10,020,795    $ 18,501,497

Operating Expenses            $ 28,120,078   $117,461,591   $ 13,529,722    $ 25,660,099
                              ------------   ------------   ------------    ------------

Net Income (Loss)             $  1,210,732   $  5,108,569   $ (5,994,486)   $(10,319,816)
                              ============   ============   ============    ============

Net earnings (Loss)
  Per Share (basic)           $       0.05   $       0.29   $      (0.55)   $      (1.44)
            (diluted)         $       0.05   $       0.24   $      (0.55)   $      (1.44)
                              ------------   ------------   ------------    ------------


Balance Sheet Data
                                   March 31,      December 31,       June 30,
                                     2001             2000             1999
                                  ------------    ------------     ------------
                                  (Unaudited)
Working Capital
  (Deficit)                       $  2,130,979    $   (528,364)    $ (9,131,345)
                                  ============    ============     ============

Total Assets                      $ 13,940,619    $ 11,765,252     $ 11,944,747
                                  ============    ============     ============

Total Liabilities                 $ 10,527,616    $ 10,524,619     $ 15,445,546
                                  ============    ============     ============

Convertible Notes (Net of         $    956,242    $    716,785            $ -0-
                                  ============    ============     ============
   unamortized discount)

Shareholder's Equity
  (Deficit)                       $  3,413,003    $  1,240,633     $ (3,500,799)
                                  ============    ============     ============

Forward looking statements

         The discussion in this Prospectus regarding our business and operations includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding our business. The risks included should not be assumed to be the only things that could affect future performance. We do not have a policy of updating or revising forward-looking statements, and thus, it should not be assumed that silence by our management over time means that actual events are bearing out as estimated in such forward-looking statements.

         Additional risks and uncertainties include the potential loss of contractual relationships, fluctuations in the volume of procedures performed by our facilities and physicians, changes in the reimbursement rates for those services as well as uncertainty about the ability to collect the appropriate fees for services provided by us.

                                  RISK FACTORS

         The securities offered hereby are speculative and prospective investors should carefully consider, along with other matters referred to herein, the following risk factors.

Failure to manage our growth effectively could harm our business and results of operation

         We have experienced rapid growth in our business. Continued rapid growth may impair our ability to provide our services efficiently and to manage our employees adequately. While we are taking steps to manage our growth, our future results of operations could be materially adversely affected if we are unable to do so effectively.

We have only recently achieved profitability and we may not be able to sustain profitability.

         Although we have achieved increased levels of revenues for the year ended December 31, 2000, this was our first profitable year. For the year ended December 31, 2000, we incurred a profit of $5,108,569 of which $3,448,258 was a non-recurring gain. Furthermore, as of March 31, 2001 our revenue was $29,489,921 and our profit was $1,210,732. Our operating expenses have increased and can be expected to increase in connection with our operational growth and, accordingly, our future profitability may depend on corresponding increases in revenues from operations. Future events, including unanticipated expenses, increased competition or changes in government regulation, could have an adverse affect on our operating margins and results of operations. As a result, we may experience liquidity and cash flow problems. There can be no assurance that our rate of revenue growth will continue in the future or that our future operations will be profitable.

Our quarterly results will likely fluctuate, which could cause the value of our common stock to decline.

         We are subject to quarterly variations in our medical expenses due to fluctuations in patient utilization. We have significant fixed operating costs and, as a result, are highly dependent on patient utilization to sustain profitability. Our results of operations for any quarter are not necessarily indicative of results of operations for any future period or full year. As a result, our results of operations may fluctuate significantly from period to period. In addition, there recently has been significant volatility in the market price of securities of health care companies that in many cases we believe has been unrelated to the operating performance of these companies. We believe that certain factors, such as legislative and regulatory developments, quarterly fluctuations in our actual or anticipated results of operations, lower revenues or earnings than those anticipated by securities analysts, and general economic and financial market conditions, could cause the price of our common stock to fluctuate substantially.

The loss of certain agreements and the capitated nature of our revenues could materially effect our operations.

         A significant portion of our revenues are derived from agreements with managed care organizations that provide for the receipt of capitated fees. Capitated fees are negotiated fees that stipulate a specific dollar amount or a percentage of total premium collected by an insurer or payor source to cover the partial or complete healthcare services deliveries to a person. The fees are determined on a per capita basis paid monthly by managed care organizations. We generally enter into agreements which are for one-year terms and subject to annual negotiation of rates, covered benefits and other terms and conditions. There can be no assurance that such agreements will be entered into, renewed or, if entered and/or renewed, that they will contain these favorable reimbursement terms to us and our affiliated providers. There can be no assurance that we will be successful in obtaining additional HMO agreements or in increasing the number of HMO enrollees. A decline in enrollees in HMOs could also have a material adverse effect on our profitability.

         Under the HMO agreements we, through our affiliated providers, generally are responsible for the provision of all covered hospital benefits, as well as outpatient benefits, regardless of whether the affiliated providers directly provide the healthcare services associated with the covered benefits. To the extent that enrollees require more care than is anticipated, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. If revenue is insufficient to cover costs, our operating results could be adversely affected. As a result, our success will depend in large part on the effective management of health care costs. There can be no assurance that pricing pressures will not have a material adverse effect on our operating results. Changes in health care practices, inflation, new technologies, and numerous other factors affecting the delivery and cost of health care are beyond our control and may adversely affect our operating results.

The development of management information systems may involve significant time and expense.

         Our management information systems are important components of the business and are becoming a more significant factor in our ability to remain competitive. We already possess a physician billing and collection system. We are participating in the development of an integrated management information system. The development and implementation of such systems involve the risk of unanticipated delay and expense, and there can be no assurance that we will be successful in implementing the integrated management information system.

Exposure to professional liability and the high cost of liability insurance could adversely effect our financial operation.

         In recent years, physicians, hospitals and other providers in the health care industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. We maintain professional liability insurance coverage, on a claims basis, for entities and individuals, owned, employed or contracted by us, in amounts that exceed the requirements as mandated by the state of Florida but which may not be adequate to protect our assets.

The loss of a significant contract with Humana would materially effect our operations.

         We have one year renewable agreements with Humana to provide healthcare services to members in certain healthcare networks established or managed by Humana. For the twelve months ended December 31, 2000, approximately 96.4% of our revenue was obtained from these agreements. Failure to maintain these agreements, or successfully develop additional sources of revenue could adversely effect our financial condition.

Our industry is already very competitive; increased competition could adversely affect our revenues.

         The health care industry is highly competitive and subject to continual changes in the method in which services are provided and the manner in which health care providers are selected and compensated. Companies in other health care industry segments, some of which have financial and other resources greater than we do, may become competitors in providing similar services. We may not be able to continue to compete effectively in this industry. Additional competitors may enter our markets and this competition may have an adverse effect on our revenues.

We are dependent upon our key management personnel for our future success.

         Our success depends to a significant extent on the continued contributions of our key management, including our president and chief executive, Fred Sternberg and Debra Finnel, our chief operating officer. The loss of Mr. Sternberg or Ms. Finnel or other key personnel could have a material adverse effect on our financial condition, results of operations and plans for future development.

The health care industry is highly regulated and our failure to comply with laws or regulations, or a determination that in the past we have failed to comply with laws or regulations, could have an adverse effect on our financial condition and results of operations.

         The health care services that we and our affiliated professionals provide are subject to extensive federal, state and local laws and regulations governing various matters such as the licensing and certification of our facilities and personnel, the conduct of our operations, our billing and coding policies and practices, our policies and practices with regard to patient privacy and confidentiality, and prohibitions on payments for the referral of business and self-referrals. If we fail to comply with these laws, or a determination is made that in the past we have failed to comply with these laws, our financial condition and results of operations could be adversely affected. In addition, changes to health care laws or regulations may restrict our existing operations, limit the expansion of our business or impose additional compliance requirements. These changes, if effected, could have the effect of reducing our opportunities or continued growth and imposing additional compliance costs on us that may not be recoverable through price increases.

         Federal anti-kickback laws and regulations prohibit certain offers, payments or receipts of remuneration in return for (1) referring Medicaid or other government-sponsored health care program patients or patient care opportunities or (2) purchasing, leasing, ordering, arranging for or recommending any service or item for which payment may be made by a government-sponsored health care program. In addition, federal physician self-referral legislation, known as the Stark law, prohibits Medicare or Medicaid payments for certain services furnished by a physician who has a financial relationship with various physician-owned or physician-interested entities. These laws are broadly worded and, in the case of the anti-kickback law, have been broadly interpreted by federal courts, and potentially subject many business arrangements to government investigation and prosecution, which can be costly and time consuming. Violations of these laws are punishable by monetary fines, civil and criminal penalties, exclusion from participation in government-sponsored health care programs and forfeiture of amounts collected in violation of such laws, which could have an adverse effect on our business and results of operations. Florida also has anti-kickback and self-referral laws, imposing substantial penalties for violations.

Limitations of or reduction in reimbursement amounts or rates by government-sponsored healthcare programs could adversely affect our financial condition and results of operations.

         A significant portion of our revenues are derived from reimbursements by various government-sponsored health care programs. These government programs, as well as private insurers, have taken and may continue to take steps to control the cost, use and delivery of health care services. Our business could be adversely affected by reductions in or limitations of reimbursement amounts or rates under these programs, reductions in funding of these programs, or elimination of coverage for certain individuals or treatments under these programs, which may be implemented as a result of increasing budgetary and cost containment pressures on the health care industry generally and new federal or state legislation reducing funding and reimbursements

Federal and state healthcare reform, or changes in the interpretation of government-sponsored health care programs, may have an adverse effect on our financial conditions and results of operations.

         Federal and state governments have recently focused significant attention on health care reform. Some proposals that may be under consideration, or others which may be introduced, could, if adopted, have a material adverse effect on our financial condition and results of operations. We cannot predict which, if any, proposal that has been or will be considered will be adopted or what effect any future legislation will have on us.

         We generally cannot increase our revenues by increasing the amount we charge for our services. To the extent our costs increase, we may not be able to recover our increased costs from these government programs. Cost containment measure and market changes in non-governmental insurance plans have generally restricted our ability to recover, or shift to non-governmental payors, these increased costs. Also, funds we receive from third party payors, including government programs, are subject to audit and, accordingly, our revenue from these programs may be adjusted retroactively.

We have anti-takeover provisions which may delay or prevent any change in control.

         Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, our Board of Directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock.

Due to the substantial number of our shares that will be eligible for sale in the near future, the market price of our common stock could fall as a result of sales of a large number of shares of common stock in the market, or the price could remain lower because of the perception that such sales may occur.

         These factors could also make it more difficult for us to raise funds through future offerings of our common stock. As of April 30, 2001, there were 26,251,797 shares of our common stock outstanding. All of which will be freely tradable without restriction with the following exceptions:

- approximately 15,500,000 shares, which are owned by certain of our officers, directors, affiliates and third parties, may be sold publicly at any time subject to the volume and other restrictions under Rule 144 of the Securities Act of 1933;

- approximately 4,024,400 shares of our common stock are reserved for the issuance of warrants and options which have been previously granted.

Our common stock purchase agreement with Copira and the issuance of shares to Copira under the agreement may cause significant dilution to our stockholders and, together with guidance we issue to analysts and the financial community, may have an adverse impact on the market price of our common stock.

         The resale by Copira of the common stock that it purchases from us will increase the number of our publicly traded shares, which could depress the market price of our common stock. Moreover, as all the shares we sell to Copira will be available for immediate resale, the mere prospect of our sales to it could depress the market price for our common stock. The shares of our common stock issuable to Copira under the equity line facility will be sold at a 10% discount to the volume-weighted average daily price of our common stock during the applicable drawdown period and the proceeds paid to us upon each drawdown will be net of a 7% placement fee to our placement agent, GKN Securities, and an escrow agent fee of $1,000. If we were to require Copira to purchase our common stock at a time when our stock price is low, our existing common stockholders will experience substantial dilution. The issuance of shares to Copira will therefore dilute the equity interest of existing stockholders and could have an adverse effect on the market price of our common stock.

         The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a downward movement in the stock price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

         In addition, from time to time, we issue guidance to analysts and the financial community regarding our projected results for future periods and revisions to guidance previously issued. The dissemination of guidance or revisions to guidance previously issued may increase the volatility of our stock price.

We may be unable to access all or part of our equity line facility.

         If our stock price and trading volume fall below established levels, then we will not be able to drawdown all $12,000,000 million pursuant to the proposed equity line facility with Copira. In addition, business and economic conditions may not make it feasible to drawdown pursuant to this facility. Furthermore, if we are unable to keep a registration statement effective for those shares of common stock subject to the equity line, or if we experience a material adverse change to our business that is not cured within 30 days, the common stock purchase agreement may terminate, or we may not be able to drawdown any funds.

We may use the proceeds of this offering in ways we deem reasonable.

         Net proceeds to us from any sales to Copira or upon exercise of options and warrants held by the selling shareholders will be used principally for the continued development and implementation of our business plan and working capital. We have not allocated any specific amount of our net proceeds for any particular purpose. Consequently, our management will have broad discretion with respect to the expenditure of the net proceeds of any sales to Copira or exercise of options or warrants.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 2001 on an actual (unaudited) basis. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.


                                                                  March 31, 2001
                                                                      Actual

Convertible notes                                                  $    956,242

Shareholders' equity (deficit):

     Common Stock, $.001 par value,
     40,000,000 shares authorized,
     23,270,306 shares issued and
     outstanding                                                   $     23,270

     Preferred Stock, $.001 par value,
     10,000,000 shares authorized,
     5,000 shares issued or outstanding                            $    500,000

     Additional paid-in capital                                    $ 20,179,776

     Accumulated deficit                                           $(16,973,808)

Other                                                              $   (316,335)

Total shareholders' equity                                         $  3,413,003

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         Our shares of common stock are traded on the OTCBB under the symbol "MDPA". Our warrants traded under the symbol "MDPAW" until March 15, 2001, when they expired. The following tables set forth the high and low closing bid prices for the common stock as reported by OTCBB:

Common Stock

Period                                                 High              Low

July 1, 1998 - September 30, 1998                      $3.813           $2.500
October 1, 1998 - December 31, 1998                    $2.875           $1.188

January 1, 1999 - March 31, 1999                       $1.870           $0.065
April 1, 1999 - June 30, 1999                          $1.938           $0.344
July 1, 1999 - September 30, 1999                      $0.563           $0.203
October 1, 1999 - December 31, 1999                    $0.422           $0.188

January 1, 2000 - March 31, 2000                       $3.813           $0.235
April 1, 2000 - June 30, 2000                          $2.750           $1.031
July 1, 2000 - September 30, 2000                      $3.313           $1.531
October 1, 2000 - December 31, 2000                    $2.000           $0.750
January 1, 2001 - March 31, 2001                       $1.844           $0.875

         Holders of our common stock are entitled to cash dividends when, as may be declared by the board of directors. We do not anticipate the payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of our board of directors and will be based upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. There can be no assurance that cash dividends of any kind will ever be paid.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by Copira, GKN Securities, the other warrant holders, option holders, note holders or shareholders. However, we will receive proceeds from any sale of common stock to Copira under the equity line of credit agreement described in this prospectus and upon the exercise of the warrants and options by the warrant and option holders when, and if, they exercise the warrants or options for cash.

         We expect to use substantially all the net proceeds for implementation of our business plan, including, but not limited to, acquisitions and other working capital requirements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

Overview

         We began operations as a provider service network (PSN) in 2000. As a PSN, we assume the risk for and manage the provision of health care services for patients through "global risk" contracts entered into with HMO's and other insurers in return for a significant portion of the insurance premiums. As well, in late 1999 and early 2000 management sold or discontinued unprofitable business units, downsized staffing and overhead, and resolved several issues including various litigation. Presently, substantially all of our revenues are generated from our PSN operations. As of March 31, 2001, we had HMO agreements to manage the risk and provide health care service to approximately 45,000 patient lives in South and Central Florida.

Three Months ended March 31, 2001 Compared to Three Months Ended March 31, 2000

Results of Operations

         We had revenues of $29.5 million for the quarter ended March 31, 2001 and operating expenses of $28.1 million, resulting in income from operations of approximately $1.4 million and a net income of $1.2 million. For the same quarter in 2000, revenues amounted to $29.9 million resulting in net income of $154,000. On a basic per share basis, earnings were $0.05 and $0.01 for the quarters ended March 31, 2001 and 2000, respectively.

         Earnings before interest, taxes, depreciation and amortization (EBITDA) increased $1.2 million, from $407,000 in the first quarter of 2000 to $1.6 million in 2001. In addition, we had working capital of $2.0 million at March 31, 2001, up from a deficit of $11.4 million a year earlier. Shareholders' equity increased to $3.4 million at March 31, 2001 compared to a deficit of $8.0 million at March 31, 2000. These results continue the trend of profitability that began in the first quarter of 2000.

Revenue

         Revenue for the quarter ended March 31, 2001 declined slightly compared to the same period in 2000, from $29.9 million to $29.5 million. March 31, 2000 quarterly results included $547,000 of revenues related to discontinued and other non-PSN operations. PSN revenues increased $161,000 from $28.9 million to $29.1 million. March 2001 PSN revenues included approximately $542,000 of additional Medicare funding resulting from November 2000 revisions to the Balance Budget Act of 1997. We expect to receive similar additional monthly amounts for the foreseeable future. We estimate that this change in funding will result in approximately $6.5 million dollars of additional annualized revenues.

Medical Expenses

         Medical expenses for the quarter ended March 31, 2001 were $25.6 million compared to $28.0 for the quarter ended March 31, 2000. Medical expenses include all costs associated with providing services of the PSN operation including but not limited to capitation payments made directly to the physicians in our network. As a percentage of PSN revenues, the medical loss ratio (MLR) amounted to 87.9% and 96.9% for the quarters ended March 31, 2001 and 2000, respectively. This decrease is due, in part to March's increased funding under the Balanced Budget Act of 1997, and to our improving utilization of program services and cost management within our network.

Salaries and Benefits

         Payroll expenses for the quarter ended March 31, 2001 and 2000 were approximately $1.4 million and $921,000 respectively, a current period increase of $479,000. Due to cost cutting measures, our staff was significantly reduced in the first quarter of 2000, the result of aggressive cost cutting and discontinued operations. As the PSN was implemented in 2000, additional management was hired, the utilization review department was expanded, and a satellite office was opened in the Daytona market. We acquired the Metlabs laboratory operation in the fourth quarter of 2000. In addition, as part of the expansion of our PSN operations, three new medical centers were opened in the Palm Beach and Daytona markets in February 2001. All of these factors, while contributing to the increased staffing costs, have allowed us to expand and to better control our MLR.

Depreciation and Amortization

         Depreciation and amortization for the quarter ended March 31, 2001 was $206,000 compared to $185,000 the year before. The increase of approximately $21,000 is due primarily to the additional goodwill amortization related to the Metlabs acquisition.

General and Administrative

         General and administrative expenses for the quarters ended March 31, 2001 and 2000 were $955,000 and $520,000 respectively, an increase of approximately $435,000. Increases of approximately $140,000 were attributable to consulting and legal expenses in connection with our financing initiatives. Approximately $165,000 of the increase was the result of our three new medical centers and $100,000 is attributable to additional bad debt reserves related to the prior business' accounts receivable.

Year ended December 31, 2000

Results of Operations

         2000's performance is directly related to the change in our business strategy in becoming a PSN, assuming the downstream risk from MCO's, while strongly managing this risk through our Network. The results of operations presented are for a twelve-month period. Due to a change in our reporting year, there were no comparative numbers for the same period in the prior year. As a result of the change in our business operations, comparison to prior years' operations is not necessarily meaningful. We had revenues of $119.1 million for the twelve-month period ended December 31, 2000 compared to $10.0 million for the six months ended December 31, 1999. Operating expenses for those same periods were $117.5 million and $13.5 million respectively. We had earnings of $5.1 million for the twelve months ended December 31, 2000 versus a loss of $6.0 million for the six-month period ended December 31, 1999. Current year period results include a one-time gain of $3.4 million related to the settlement of litigation. We had earnings from continuing operations for the twelve months of $1.7 million compared to a loss $3.5 million for the six months ended December 31,1999. The increase in revenues and profits for the year ended December 31, 2000 reflects our change in our business as a PSN and validates our new operating model as a downstream risk provider. Furthermore, we began 2000 with a deficit net worth of $9.3 million and ended the year with a positive net worth of $1.2 million, an improvement of $10.5 million, while working capital improved by $11.8 million and EBITDA increased by $11.1 million.

Revenues

         We generated substantially all of our revenues from our managed care contracts. The revenue is based upon a pre-negotiated percentage of established fees by HCFA based upon the Medicare+Choice program per member per month (PMPM). Management has recognized the need to further increase growth by expanding its current relationships, adding new payor sources and establishing a direct relationship with HCFA. Strategic alliances in pharmacy, physician purchasing, telemedicine and other services will also provide future opportunity for revenue growth through its Network. In addition, we have identified potential new markets in the State of Florida.

Operating Expenses

         The operating expenses for the twelve months ended December 31, 2000 are reflective of our PSN operating model and, as a result, comparison to the prior year would not be indicative of current operations. However, we have continued to improve our overall performance as reflected in decreases in a number of operating expense categories. In prior years, our operations were highly labor and capital intensive, whereas the current PSN model requires fewer employees, consultants, facilities and fixed assets, but incurs higher medical costs. Direct medical cost includes all costs associated with providing services of the PSN operation including direct medical payments to physician providers, hospitals and ancillary services on capitated and fee for service basis. For the year ended December 31, 2000, these costs represented 91.7% of revenue, or 95.1% of PSN revenues, what is referred to as the medical loss ratio ("MLR"). Management believes as its systems of monitoring utilization management continue to improve, and through the implementation and management of its pharmacy, telemedicine and other cost effective services, it can reduce the MLR, resulting in additional cost savings.

         Payroll, payroll taxes and benefits for the year ended December 31, 2000 amounted to $4.1 million compared to $7.0 million to the twelve months ended June 30, 1999. The decrease in payroll is due to the change in operations. Anticipation of additional patient lives in 2001 will require additional personnel. We expect these increases to be more than offset by the additional revenue these patient lives will generate. Depreciation and amortization totaled $666,000, approximately one-third the amount it had previously been incurring. Our current operations do not require significant outlays for capital improvements. We are availing ourselves of ASP services through our strategic relationships to maximize the use of technology without the need to acquire hardware and software. Bad debt expense of $644,000 reflects the write-off of accounts receivable. Management expects this amount to decline as a result of a change in its business model.

         General and administrative expenses for the twelve months ended December 31, 2000 were $1.9 million or 1.6% of revenue compared to $1.3 million or 12.9% for the six months ended December 31, 1999. We retained consultants to review our operations and make recommendations in 1999 and 2000. For the twelve months ended December 31, 2000 consulting expense was $323,000 compared to $1.0 million for the twelve months ended June 30, 1999 and $300,000 for the six months ended December 31, 1999. We believe it is beneficial and more economical to retain consultants for specific projects where specific expertise is required rather than hire permanent personnel. We closed our deficit operations as of December 31, 1999. In connection with the closing of these operations, we had recorded related liabilities. During 2000, management made settlements with certain equipment lessors that reduced the outstanding liability by $572,000. Interest expense was $588,000 for the twelve months ended December 31, 2000.

Liquidity and Capital Resources

         We have historically experienced liquidity and cash flow problems, the result of our prior operating losses and costs associated with restructuring carried over from the year ended December 31, 1999. Beginning in 2000, we began operating profitably and have been able to raise the funds required to augment cash flow from operations, enabling us to implement our business plan.

         Subsequent to March 31, 2001, we raised approximately $4.2 million in equity financing, principally from three institutional investors.

         We believe that our equity line with Copira, along with our other financing initiatives, will enable us to pursue future business opportunities. In addition to third party financing, the primary source of our liquidity is derived from payments under our full-risk contracts. In connection with our January 2000 contract in the Daytona market, we were required to fund a full year's IBNR (claims incurred but not reported) and, as a result, the cash flow provided from that contract was minimal for the year ended December 31, 2000. Beginning early 2001, this contract began generating substantial cash flows. In addition, the revisions to portions of the Balanced Budget Act of 1997 began providing additional funding of approximately $542,000 per month on our existing contracts in March 2001.

         We have certain accounts receivable, which have been financed under a line of credit. Such borrowings were available on a formula basis taking into account the amount and age of eligible receivables and amounted to $771,182 at March 31, 2001. We had no additional availability under the current line. This line of credit has subsequently been restructured as an 18-month term loan.

         At March 31, 2001 we had a liability for unpaid payroll taxes and related interest of approximately $2.2 million. In April 2001, we negotiated an installment plan with the Internal Revenue Service (IRS) whereby we are making monthly installments ranging from $50,000 to $100,000 until the liability is retired.

                                    BUSINESS

Description of Business

Introduction

         Metropolitan Health Networks, Inc. was incorporated in the State of Florida in January 1996 to develop a vertically and horizontally integrated healthcare delivery network (the "Network"). The Network initially was intended to provide primary and subspecialty physician care, while capturing diagnostic and therapeutic services. We pursued this business plan through 1999 through the acquisition, expansion and integration of physician care practices and diagnostic and rehabilitation centers in Dade, Broward and Palm Beach County, Florida. This business model proved unsuccessful and we incurred substantial losses through 1999.

         In 2000, we replaced senior management and implemented a new strategic plan, operating as a Provider Service Network (PSN), specializing in managed care risk contracting. Our ability to control our Network, incorporating current technology, has produced favorable medical loss ratios, allowing us to successfully tap into the trillion dollar healthcare market. With our current contracts, we manage the risk and provide care to over 45,000 patients through our Network. For the twelve months ended December 31, 2000, we generated revenues of $119.1 million with earnings of $5.1 million, inclusive of one-time gains of $4.0 million. We improved shareholder equity by increasing net worth to a positive $1.2 million from a negative $9.3 million at December 31, 1999. These improved results are further demonstrated in the $11.8 million improvement in working capital and the increase in earnings before interest, taxes, depreciation and amortization (EBITDA), excluding non-recurring items, of $2.3 million for the twelve months ended December 31, 2000. We changed our financial reporting year-end to December 31 from a fiscal year-end of June 30. The audited financial information reported herein is for the twelve months ended December 31, 2000. Management felt the change of the financial reporting year was consistent with our change in direction and restructuring, and provides our shareholders with reporting that will more appropriately reflect the results of our goals and objectives.

Industry

         A recent Healthcare Financing Administration ("HCFA") study projects spending for healthcare in the United States will increase from $1.2 trillion in 1999 to over $2 trillion by 2006, or 15.9% of the Gross Domestic Product. Healthcare costs per person are expected to jump from $3,759 to $7,100. Americans are expected to spend $171 billion on prescription drugs in 2007, up from $99.6 billion in 1999. A number of factors are at work affecting the patient, healthcare provider and payor relationship. Healthcare spending has been fairly stable in recent years, as consumers and employers have switched to managed care plans, holding down costs. Today, with 85% of working Americans now covered by managed care, the opportunity for additional savings is becoming harder to find. Managed care plans that have traditionally competed on price are beginning to increase premiums to improve their profit margins. Medical costs are increasing due to inflation and the relative high cost of new medical technologies. The Balanced Budget Act of 1997 constrained healthcare spending in both Medicare and Medicaid reducing payments to hospitals, physicians and managed care organizations. In November 2000, portions of the Balanced Budget Act of 1997 were revised. New minimum payment criteria were established for the Medicare+Choice program enhancing payments to Managed Care Organizations (MCO) by more than $5 billion over the next several years.

         The United States Congress and many state legislatures routinely consider proposals to reform or modify the healthcare system, including measures that could further control healthcare spending, convert all or a portion of government reimbursement programs to managed care arrangements and reduce spending for Medicare, Medicaid and state health programs. These measures can affect a healthcare company's cost of doing business and contractual relationships. There can be no assurance that such legislation, programs or other regulatory changes will not have a material adverse effect on us. Our profitability may also be adversely affected by cost containment decisions of third party payors and other payment factors over which we have little control.

Business

         As of December 31, 2000, we had HMO agreements to manage the risk in South and Central Florida and were responsible for approximately 45,000 patient lives. We provide services through our Network of primary care physicians, specialists, hospitals and ancillary facilities. These providers have contracted to provide services to our patients agreeing to certain fee schedules and care requirements.

         We have developed an infrastructure of management expertise in the fields of network development; disease, quality and utilization management; and claims adjudication and payment. This expertise allows us to manage the risk more efficiently than many healthcare insurance companies. Health insurance companies are typically structured as marketing entities to sell their products on a broad scale. Due to mounting pressures, MCO's have altered their strategy, returning to the traditional model of selling insurance and down streaming the risk to the PSN's. Under such arrangements, MCO's receive premiums from the government (HCFA) and commercial groups and pass a significant percentage of the premium on to a third parties such as us, to provide covered benefits to patients, including pharmacy and other enhanced services. After all medical expenses are paid, any surplus or deficit remains with the PSN. When managed properly, accepting downstream risk can create significant surpluses. Under our model, the physicians maintain their independence but are aligned with a professional staff to assist in providing cost effective medicine, which in turn helps maximize profits for us and the physicians. Furthermore, to limit our exposure, we have secured reinsurance (stop-loss coverage). Through strategic alliances, we are providing current technology and services to our Network of providers. These services include telemedicine; pharmacy; real time eligibility, referral and encounter processing and the adjudication and payment of claims. This enables us to manage medical costs while allowing the physician to provide quality patient care.

         Managed Care Agreements

         Effective December 1, 1998, we entered into a percent of premium Global Risk Agreement for renewable one year terms with Humana Medical Plan, Inc., Humana Health Insurance Company and Employers Health Insurance Company ("Humana") to provide covered healthcare services to members in certain healthcare networks established or managed by Humana. The original contract was renewed with better terms and conditions and provided for coverage in Dade, Broward and Palm Beach Counties. A new contract for Volusia and Flagler counties (Daytona Market) was implemented on January 1, 2000. Under these agreements, we are responsible for the provision of all covered benefits. If revenue is insufficient to cover costs, our operating results could be adversely affected. Our contracts have a provision for stop-loss coverage which caps our cost for Medicare recipients at $40,000 per patient and for commercial insurance at $20,000 per patient. A change in healthcare legislation, inflation, major epidemics, natural disasters and other factors affecting the delivery and cost of healthcare are beyond our control and may adversely affect our operating results.

         For the twelve months ended December 31, 2000, approximately 96.4% of our revenues were from risk contracts with MCO's. In conjunction with our new business strategy, we are pursuing opportunities to add additional payor sources while continuing to expand our existing business relationships to provide additional services through the Network. As part of the Network, we own several practices that have been fully integrated into our PSN model.

         Pharmacy

         With rapid increases in prescription drug spending, we formed METCARE RX, Inc., a wholly owned subsidiary, to better manage prescription drug expenditures. An increasing number of health plans with low-cost co-pays for drug coverage, direct-to-consumer advertising, and newer, better therapies requiring high-cost branded products all drive up the cost of pharmacy benefits. In an effort to reduce these costs, we have negotiated an agreement allowing for the direct negotiation of contracts for the purchase, filling and delivery of prescriptions. Assuming that we can successfully implement this agreement throughout the Network, we believe we can achieve significant cost savings and incremental revenues. As part of this program, we are providing our physicians with handheld wireless units that allow the physician to immediately process new prescriptions and refills, with delivery direct to the patient. In addition, with the use of the software technology included in this system, the physician is provided with a preferred formulary resulting in reduced costs to both us and the patient. To assist in the implementation of this agreement, we have contracted with an outside company to provide the necessary software and consulting services. The consulting agreement provides for an initial term of three years with a renewal option for a similar period. The terms of the agreement provide performance standards with a minimum savings over current costs. The consultant receives a fee plus incentives based upon specific performance criteria. We have received $500,000 and upon certain performance criteria will receive an additional $500,000 in connection with this arrangement. The agreement provides, under certain circumstances, for termination by us that would require us to return the initial $500,000.

Strategic Alliances

         Preferred Provider Agreement

         As part of our strategy to improve patient care, we entered into a 10-year strategic alliance with a technology provider that will allow us to provide multiple software applications using their technology for the physicians in our Network. We received $500,000 as consideration for entering into this contract. The agreement includes termination provisions whereby we may be required to repay all or part of the consideration.

         Telemedicine Agreement

         We have identified telemedicine as a resource to further manage cost in providing efficient patient care through disease management. Disease management is the practice of treating high-risk, high-cost patients that have diagnosed conditions for which there are broad variations of treatments. The telemedicine approach attempts to standardize the care and treatment of such patients to achieve a positive impact on healthcare outcomes and healthcare utilizations costs. The state-of-the-art technology utilized by telemedicine units enables the physician or nurse to have direct contact over the Internet with patients on a daily or more frequent basis as may be required, often reducing the need for costly ER visits or overnight hospital stays

         We have entered into an agreement with a supplier of telemedicine units and, based upon the initial pilot program, we have decided to extend this service to a larger group of chronically ill patients. The initial agreement calls for a 50-50 risk sharing formula to be determined upon completion of the pilot program.

Acquisitions

         Metlabs, Inc. (Formerly Alpha Clinical Laboratory, Inc.)

         In October 1999, we entered into a management agreement with Alpha Clinical Laboratory, Inc. ("Alpha"). This Agreement provided for a fee based upon 10% of collections. In addition, we acquired an irrevocable option to purchase Alpha any time prior to October 31, 2000. Alpha is a full service clinical laboratory. As of October 1, 2000 we exercised our purchase option that resulted in the purchase of the outstanding stock of Alpha. As total consideration for the purchase, we issued 50,000 shares of restricted stock to the prior owners. We changed the name to Metlabs, Inc. and in January 2001 the lab was relocated to West Palm Beach. We are providing service through the Network and are actively marketing our services in Southern Florida to all providers of healthcare.

Dispositions

         In late 1999, we identified certain ancillary services that were not performing or made the determination that services could be provided on a more economical and efficient basis by adopting its new model for providing healthcare services. We negotiated arrangements to dispose of these services as described below.

         Sale of Magnetic Imaging Systems (MIS)

         Effective December 18, 1999, MIS was sold to its former owner in exchange for the settlement of all outstanding litigation with the former owner, the termination of executive employment agreements, the discharge of a note payable of approximately $185,000 and other amounts due the former owner, and the assumption by the former owner of certain liabilities of MIS. In connection with this disposal, we recognized a loss of approximately $968,000 during the six months ended December 31, 1999. (See Legal Proceedings).

         Sale of Datascan

         Effective December 31, 1999, Datascan was sold to its former owner. The Agreement called for the settlement of all outstanding litigation and the termination of executive employment agreements and stock options held by the former owner. The Buyer also assumed certain third party obligations of ours. Also, as part of the agreement the former owner assumed all the employment obligations of a former employee, who was also an officer and director. Furthermore, the former owner had previously been one of our officers and directors. In connection with this disposal, we recognized a loss of approximately $1,163,000 during the six months ended December 31, 1999.

Employees

         As of March 31, 2001, we had approximately 100 full-time employees. Of the total, 20 were employed at our executive offices. No employee of ours is covered by a collective bargaining agreement or is represented by a labor union. We consider our employee relations to be good.

Properties

         Since April 15, 2000, we have been located at 500 Australian Avenue South, Suite 1000, West Palm Beach, Florida where we occupy 10,936 square feet at a current monthly rental of approximately $12,000, pursuant to a sublease expiring December 31, 2002.

         We have a satellite office in Daytona Beach of 2,980 square feet with a monthly rental of $2,206. The lease expires August 31, 2003.

         The Skylake practice and GMA practice occupy approximately 4,800 square feet in North Miami Beach, Florida at a monthly rental of $14,400. This lease expires on June 30, 2005.

         We lease space for our medical offices in Wellington of approximately 2,500 square feet at a current monthly rental of $6,870. We have two leases for medical offices in Port St. Lucie totaling 2,338 and 4,200 square feet with monthly rents of $3,325 and $2,533, respectively. One lease expires December 31, 2008 while the other expires November 1, 2004.

         As of October 5, 2000, we entered into a lease for our laboratory operations in West Palm Beach for 2,080 square feet with a monthly rental of $2,980. The lease expires October 4, 2005.

         None of our properties are leased from affiliates.

Legal Proceedings

         We entered into a global settlement agreement on December 15, 1999 and a First Amendment Addendum to the global settlement agreement dated January 17, 2000, with Dr. Kagan and other parties. The agreements provide for a negotiated settlement of any and all disputes and differences, cancellation of any and all existing agreements, promissory notes, employment agreements, leases and contracts, including but not limited to the acquisition documents of August 20, 1996. As part of the agreement, all parties exchanged general releases in favor of each other.

         Also, as a condition of the settlement, we agreed to retain Dr. Kagan to undertake and interpret not less than ten (10) scans per month for forty-eight (48) months commencing January 1, 2000 and pay Kagan $5,000 per month for this service.

         We entered into litigation with regard to the Primedica acquisition agreement. This litigation was subsequently settled whereby the parties entered into a settlement agreement that reduced the amount outstanding on a judgment from $4,745,370 to $1,512,235. The settlement agreement provided for payments of $25,000 per week. We defaulted on the agreement. We and Primedica then entered into a forbearance agreement, which increased the amount of the debt to $2,000,000 while maintaining the weekly payments of $25,000. At June 30, 1999, we were in default of the Forbearance Agreement and, accordingly, the amount owed to Primedica was adjusted to $4,745,370. The recorded liability at December 31, 1999 was $4,524,462. This liability was settled in full in September 2000 through a negotiation and a subsequent final payment of $350,000 for a total payment of $1.25 million. As a result, a gain of approximately $3.4 million was recognized in 2000 in connection with this settlement.

         On May 22, 2001 we were notified that a lawsuit had been filed against us by e-Medsoft.com and Medsoft Pharmacy Services. We have not been served in this matter. We have been advised that the complaint is for damages and injunctive relief.

         We are a party to other various claims arising in the ordinary course of business. We believe that the outcome of these matters will not have a materially adverse effect on our financial position or the results of our operations.

                                   MANAGEMENT

Directors and Executive Officers

         As of the date of this prospectus our directors and executive officers are as follows:

NAME                    AGE                     POSITION
----                    ---                     --------

Fred Sternberg          60      Chairman, President, Chief Executive Officer and
                                Director

Debra A. Finnel         38      Vice President and Chief Operating Officer

David S. Gartner, CPA   42      Secretary and Chief Financial Officer

Michael Cahr            60      Director

Marvin Heiman           55      Director

Michael Earley          45      Director

Karl Sachs              63      Director

Mark K. Gerstenfeld     58      Director

Martin Harrison, MD     47      Director

         Fred Sternberg, President & Chairman of the Board - Mr. Sternberg has been the director and President since January 2000. For more than twenty-five years prior thereto, Mr. Sternberg had been involved in the healthcare industry, as President of a publicly-traded dental manufacturing company in 1968 and providing consulting services relating to the PPM, MSO and DPM industries, billings/collections, and mobile diagnostics companies. Mr. Sternberg has also provided consulting services to assisted care living facilities and skilled nursing homes.

         Debra A. Finnel, Vice President and Chief Operating Officer has been associated with us since January 1999. For the five years prior to joining us, Ms. Finnel was President of Advanced HealthCare Consultants, Inc., which managed and owned physician practices in multiple states and provided turnaround consulting to managed care providers, MSOs, IPAs and hospitals.

         David S. Gartner, CPA joined us in November 1999 as our Chief Financial Officer. He has 20 years experience in accounting and finance, including ten years of specialization in the healthcare industry. Most recently, Mr. Gartner served for two years as Chief Financial Officer of Medical Specialists of the Palm Beaches, Inc., a large Palm Beach County multi-practice, multi-specialty group of 40 physicians. Prior to Medical Specialists, he held the position of Chief Financial Officer at National Consulting Group, Inc., a treatment center licensed for 140 inpatient beds in New York and Florida, from 1991 to 1998. Mr. Gartner is a member of the American Institute of Certified Public Accountants.

         Michael Cahr has served as a director since February 2000. He is currently the Chief Executive Officer of IKEDEGA a video server technology company. Prior to joining IKEDEGA, he was the Chairman of Allscripts, Inc. a publicly traded prescription management company from September 1997 through March 1999. At Allscripts he successfully refocused the company to an Internet-based technology company and raised $20 million, leading to a successful IPO in 1999. Prior to Allscripts, Mr. Cahr was the Venture Group Manager for Allstate Venture Capital where he oversaw investments of over $100 million in technology, healthcare services, biotech pharmaceuticals and medical services. Mr. Cahr received his Bachelor of Arts degree in Economics from Colgate University and Masters of Business Administration from Farleigh Dickinson University.

         Marvin Heiman has served as a director since March 2000. He is President and Chairman of the Board of Sussex Financial Group, Inc. and Sussex Insurance Group, an asset money manager for hundreds of physicians in the Chicago area. He also manages group health plans for many physician practices. From 1970 to 1981 he was President of Curtom Record Company and Division Vice-President of Curtom/Warner Bros. Record Company from 1975-1978. Mr. Heiman is a licensed Broker/Dealer with NASD and licensed with the SEC. He is also a member of the International Association for Financial Planners, Real Estate Securities Syndication Association, and a recognized Platinum member of the International Association for Financial Planners, AIPAC and a member of the International Platform Association. Mr. Heiman's biography appears in Who's Who in America, Who's Who in Finance, Who's Who in Emerging Leaders in America, and Men of Achievement 1990/91 Cambridge, England. He has also been the recipient of the American Jewish Committee "Humanitarian" award in 1978. Mr. Heiman is also a partner in the Chicago White Sox baseball team.

         Michael Earley has served as a director since June 2000. He is currently President of Collins Associates, an institutional money management firm. He was previously a principal and owner of Triton Group Management, Inc., which provided financial and management consulting services to a variety of clients. From 1986 to 1997, he served in a number of senior management roles including CEO and CFO of Intermark, Inc. and Triton Group Ltd., both publicly traded diversified holding companies. Mr. Earley received undergraduate degrees in Accounting and Business Administration from the University of San Diego. From 1978 to 1983, he was an audit and tax staff member of Ernst & Whinney.

         Karl M. Sachs, CPA has served as a director since March 1999. He is a founding partner of the Miami-based public accounting firm of Sachs & Focaracci, P.A. A certified public accountant for more than 21 years, Mr. Sachs is a member of the American Institute of Certified Public Accountants, Personal Financial Planning and Tax Sections; Florida Institute of Certified

Public Accountants; and the National Association of Certified Valuation Analysts. The firm of Sachs & Focaracci, P.A. serves the financial and tax needs of its diverse clients in addition to providing litigation support services. Mr. Sachs is a qualified litigation expert for the U.S. Federal District Court, U.S. District Court, U.S. Bankruptcy Court and Circuit Courts of Dade and Broward Counties. He is a graduate of the University of Miami where he received his BS in Business Administration. He also holds a Series 65 Securities License and a Life Insurance and Annuity License.

         Dr. Martin Harrison was appointed as a director in November 2000. He served as an advisor to the Board for the past year. He has been practicing medicine in South Florida for the past 19 years and specializes in preventive and occupational medicine. Dr. Harrison completed his undergraduate training at the University of Illinois and postgraduate and residency training at Johns Hopkins University, as well as his Masters in Public Health. Dr. Harrison has also been on the Faculty of both the University and Medical School. He is currently the owner of H30, Inc. a privately held Research & Biomedical Company.

         Mark K. Gerstenfeld has served as a director since October 1998. In addition, Mr. Gerstenfeld has served from October of 1996 to present as an advisor to us. Since 1986 Mr. Gerstenfeld has served as Vice President of Sales at Action West in New York, NY. Mr. Gerstenfeld received a Bachelor of Arts degree from Michigan State University in East Lansing, Michigan and a MBA in marketing and marketing research from City College of New York, Baruch School of Business.

Board of Directors

         Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of stockholders, or until the successors are elected and qualified. At present, our bylaws provide for not less than one director. Currently, there are seven directors. The bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. There are no family relations among any of the officers or directors. Our officers devote full time to our business. The Board of Directors held fifteen meetings and voted fourteen times by Unanimous Written Consent.

Board Committees

         We had two active committees in 2000, the Audit and Compensation and the Executive. The Audit and Compensation Committee consists of Messrs. Sachs, Cahr and Heiman. The Audit and Compensation Committee makes recommendations to the Board of Directors regarding the compensation for executive officers and consultants, selects the independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews and evaluates our internal control functions.

         The Executive Committee may exercise the power of the board of Directors in the management of the business and affairs of the corporation at any time when the Board of Directors is not in session. The Executive Committee shall, however, be subject to the specific directions of the Board of Directors. It is composed of Messrs. Cahr, Gerstenfeld, and Heiman. All actions of the Executive Committee require a unanimous vote.

Compensation of Directors

         We reimburse all directors for their expenses in connection with their activities as directors. The directors make themselves available to consult with our management. One of the eight directors is also an employee and did not receive additional compensation for his services as director. A compensation and stock option agreement has been adopted for outside directors in the amount of $18,000 per year. The directors have elected to receive this compensation for the present time in stock. All outside directors have received 40,000 options upon joining the Board, of which 20,000 vest immediately and the remaining 20,000 vest after one year.

Executive Compensation

Summary Compensation Table

         The following tables present information concerning the cash compensation and stock options provided to our Chief Executive Officer and each additional executive officer whose total annualized compensation exceeded $100,000 for the year ended December 31, 2000


                             Fiscal                           Other Annual                  LTIP         All Other
Name and Principal Position  Year        Salary      Bonus    Compensation   Options/ (#)   Payouts     Compensation
---------------------------  ----        -------     -----    ------------   ------------   -------     ------------
Fred Sternberg
Chairman of the Board,       2000        $150,000      0         $9,600          --        1,695,000         --
President, CEO

Debra Finnel
Vice President and           2000        $132,000      0             --          --               --         --
Chief Operating Officer

David S. Gartner, CPA
Secretary and Chief          2000         $96,557      0         $6,000          --               --         --
Financial Officer

*  The above were not officers in 1999

Option Grants in Last Fiscal Year

                                                Percent of
                                Number of     Total Options/
                               Securities      SARs Granted
                               Underlying      To Employees        Exercise Or
                              Options/SARs       In Fiscal         Base Price
      Name                     Granted (#)          Year             ($/Sh)            Expiration Date
      --------------------------------------------------------------------------------------------------
      Fred Sternberg            300,000            52.04%             $0.30                01/01/05
      Fred Sternberg            360,000                               $0.50                01/01/05
      Fred Sternberg            125,000                               $1.00            12/31/05-12/31/09
      Fred Sternberg            200,000                               $2.00                09/19/05
      Fred Sternberg            700,000                               $0.75            04/01/06-01/01/08


         Total number of options granted to non-executives for the twelve months ended December 31, 2000 was 1,543,000 and for the twelve months ended December 31, 1999 was 1,778,000.

Aggregated Year End Option Table

         The following table sets forth certain information concerning unexercised stock options as of December 31, 2000. No stock appreciation rights were granted or are outstanding.


                       Number of Unexercised Options               Value of Unexercised In-the-Money
                          Held at December 31, 2000                 Options at December 31,2000 (1)
                          -------------------------                 -------------------------------

                                         Shares Acquired
      Name            Exercisable          on Exercise     Unexercisable       Exercisable       Unexercisable

                         (#)                                    (#)                ($)                ($)
                         ---                                    ---                ---                ---
Fred Sternberg          885,000              885,000          800,000            300,193             81,280
Debbie Finnel           100,000              100,000          100,000             44,380             34,380
David Gartner           100,000              100,000           50,000             54,380             27,190

(1) The closing sale price of the Common Stock on December 29, 2000 as reported by OTCBB was $0.8438 per share. Value is calculated by multiplying (a) the difference between $0.8438 and the option exercisable price by (b) the number of shares of Common stock underlying.

Employment Agreements

         Fred Sternberg

         In January 2000 we entered into an employment agreement, subsequently amended, with Fred Sternberg, our President, Chief Executive Officer and a director. The term of the agreement is for five years from the effective date. The annual salary under the Agreement is $150,000. Effective April 1, 2001 the salary is to be raised to $250,000 per year. Mr. Sternberg agreed to waive the bonus provisions and is eligible to receive a discretionary bonus. Additionally, Mr. Sternberg was previously granted options to purchase 300,000 shares of Common Stock at $0.30 per share and options to purchase 360,000 shares of common Stock at $0.50 per share upon the signing of the Agreement. Additional longevity options were granted at the rate of 25,000 options per year of employment at a price of $1.00 per share. The Agreement also provides for an additional 700,000 options at $0.75 per share vesting on various dates over the life of the contract.

         The Agreement also provides, among other things, for (i) participation in any profit-sharing or retirement plan and in other employee benefits applicable to our employees and executives; (ii) an automobile allowance of $800 per month and fringe benefits commensurate with the duties and responsibilities of Mr. Sternberg and (iii) benefits in the event of death and (iv) non-competition provisions.

         Under the terms of the Agreement, we may terminate the employment of Mr. Sternberg either with or without cause. If we, without good cause, terminate the Agreement, we would be obligated to continue to pay Mr. Sternberg's salary and any current and future bonuses that would have been earned under the agreement Mr. Sternberg would also be entitled to all stock options earned or not yet earned through the full term of the Agreement.

         Debra Finnel

         In January 2001 we entered into an employment agreement with Debra Finnel, Chief Operating Officer. The term of the agreement is five years and calls for an annual salary of $225,000, increasing to $250,000 on July 1, 2001. Ms. Finnel is also eligible to receive a discretionary bonus and has been granted options to purchase 300,000 shares of Common Stock at $1.00 per share with vesting over five years.

         The Agreement also calls for an automobile allowance of $1,500 per month and fringe benefits commensurate with Ms. Finnel's responsibilities as well as certain non-compete provisions.

Consulting Agreement

         Effective February 29, 2000 Mr. Guillama resigned as President, CEO and as a Director. Mr. Guillama had entered a consulting agreement for one year. As part of his termination agreement, he received 200,000 options at an average per share price of approximately $1.00, which shall expire within thirty (30) months from February 29, 2000.

Incentive and Non-Qualified Stock Option Plan

         The Board had previously adopted an Employee Stock Option Plan in 1996. However, no options have been granted under this plan and accordingly, we decided to replace this plan with the 2001 Stock Option Plan.

         The Stock Option Plan Generally

         The Board originally adopted the Plan on March 12, 2001. The Plan will terminate on June 1, 2011. Under the Plan, the Board or the Compensation Committee may grant stock incentives to key individuals performing services for our company, including employees, officers, eligible directors, consultants and agents. Awards under the Plan may be in the form of incentive stock options and nonqualified stock options.

         Shares Available for the Plan

         We presently have 2,000,000 shares of common stock reserved for issuance under the Plan. The number of shares underlying awards made to any one participant in a fiscal year may not exceed 100,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividends, recapitalization or other similar event affecting the number of shares of our outstanding common stock.

         Plan Administration

         The Board or the Compensation Committee will administer the Plan. Subject to the specific provisions of the Plan, the Committee determines award eligibility, timing and the type, amount and terms of the awards. The Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan's administration.

         Options under the Plan may be either incentive stock options, as defined under the tax laws, or nonqualified stock options. The per share exercise price may not be less than the fair market value of our common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option. Only nonqualified options may be granted to individuals who are not our employees.

         Upon exercise, the option holder may pay the exercise price in several ways. He or she can pay: (1) in cash; (2) by delivering previously owned Metropolitan common stock with a fair market value equal to the exercise price;
(3) by directing us to withhold shares of common stock with a fair market value equal to the exercise price; or (4) by a combination of these methods.

         Expiration of Options

         Generally, options granted under the Plan expire on the date determined by the Committee at the time of the grant, subject to earlier expiration as specified in the award agreement if the holder terminates employment prior to that date. IRS rules require that incentive stock options expire no later than three months after the termination of employment for any reason other than death or disability, or one year after termination of employment by reason of death or disability, in either case subject to the normal expiration date of the option. In no event may an option be exercised after its expiration date. Any unvested portion of an option will expire immediately upon termination of employment.

         Outstanding Options

         We cannot determine the number of shares that may be acquired under stock options that may be awarded under the Plan to participants. There are no stock appreciation rights under the Plan.

         Transferability

         Generally, an option may not be sold, assigned or otherwise transferred during its holder's lifetime, except by will or the laws of descent and distribution.

         Tax Consequences

         The following is a summary, based on current law, of some significant federal income tax consequences of awards under the Plan. Participants are advised to consult with their own tax advisor regarding the federal, state and local tax consequences of the grant and exercise of an option.

         Participants in the Plan do not recognize taxable income by reason of the grant or vesting of an option, and we do not receive a tax deduction by reason of either event. At exercise, the federal tax consequences vary depending on whether the award is an incentive stock option or nonqualified stock option.

         Incentive Stock Options

         Upon exercise of an incentive stock option, its holder does not recognize taxable income, and we do not receive a tax deduction. However, the excess of the fair market value of our common stock on the date of exercise over the exercise price is an adjustment that increases alternative minimum taxable income, the base upon which alternative minimum tax is computed.

         If the shares purchased upon the exercise of an incentive stock option are sold at a gain within two years from the date of grant, or within one year after the option is exercised, then the difference, with certain adjustments, between the fair market value of the stock at the date of exercise and the exercise price will be considered ordinary income. Any additional gain will be treated as a capital gain. If the shares are sold at a gain after they have been held at least one year and more than two years after the grant date, any gain will be treated as a long-term capital gain. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

         Nonqualified Stock Options

         Upon exercise of a nonqualified stock option, its holder recognizes ordinary income in an amount equal to the difference between the fair market value of Metropolitan common stock at the time of exercise and the exercise price. Generally, Metropolitan is entitled to a corresponding tax deduction for compensation income recognized by the holder. Upon the subsequent sale of the shares acquired in the exercise, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

         Plan Amendment and Termination

         The Plan will terminate on June 1, 2011. The Board may amend or terminate the Plan at any time. An amendment is subject to shareholder approval if it increases the number of shares available for issuance under the Plan, permits the grant of an incentive stock option at an exercise price less than that set forth in the Plan, changes the class of individuals eligible for participation in the Plan, or permits the grant of awards after the Plan termination date.

                              CERTAIN TRANSACTIONS

         We previously had a consulting agreement with Sternco, Inc., an affiliate of Fred Sternberg, that provided for commissions on any acquisition for which Sternco is or was the introducing party or materially contributed to such acquisition. The consulting agreement was terminated upon the execution of Mr. Sternberg's employment agreement.

         In November 2000, we loaned Debra Finnel $30,000. The loan has been recorded as an employee advance and will be repaid in 2001.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the our Common Stock beneficially owned at April 30, 2001:

         o by each person who is known by us to own beneficially 5% or more of our common stock;

         o        by each of our directors; and

         o        by all executive officers and directors as a group.

 Name and Address of                 Amount and Nature of             Percentage
   Beneficial Owner                  Beneficial Ownership              of Class
 -------------------                 --------------------             ----------

Martin Harrison, M.D.(2)                   5,311,372                    21.28%
P.O. Box 601757
North Miami Beach, FL 33160

Fred Sternberg*(3)                         1,508,850                     6.04%

Noel J. Guillama(1)                        1,490,666                     5.97%
460 Business Parkway
Royal Palm Beach, FL 33411

Karl Sachs(4)                                285,663                     1.14%
3675 SW 24th Street
Miami, FL 33145

Mark Gerstenfeld(5)                          288,329                     1.15%
9 Pimlico Drive
Commack, NY 11725

Michael Cahr(6)                              342,440                     1.37%
1051 Saxony Drive
Highland Park, IL 60035

Marvin Heiman                                157,465                     0.63%
1048 Saxony Drive
Highland Park, IL 60035

Michael Earley(7)                             47,349                     0.19%
500 West Harbor Dr., #508
San Diego, CA 92101

David Gartner*(8)                            100,000                     0.40%

Debra Finnel*(9)                             100,000                     0.40%

Directors and Executive                    8,204,631                    32.86%
Officers as a group (9 persons)

* Unless otherwise indicated the address of the beneficial owner above is 500 Australian Avenue South, Suite 1000, West Palm Beach, FL 33401.

(1) Includes (1) 1,021,000 held by Mr. Guillama, (2) 265,000 shares held by Guillama Family Holdings, Inc., a corporation in which Mr. Guillama is an officer, (3) 142,000 shares held by Mr. Guillama as trustee for his minor son, and (4) 68,666 shares owned by Beacon Consulting Group, Inc., a corporation in which Mr. Guillama is a director. Does not include 1,500,000 shares currently held as collateral for an existing loan or 200,000 shares issuable upon exercise of options at prices ranging from $0.50 to $1.25 expiring on July 28, 2002.

(2) Includes (1) 4,391,372 shares held by Dr. Harrison, (2) 900,000 shares held by H3O, Inc., a corporation which Dr. Harrison is a Director, and (3) 20,000 shares issuable upon exercise of options at a price of $0.91 until November 2, 2005. Does not include 70,000 shares issuable upon exercise of options at prices ranging from $6.938 to $7.938 per share with expirations from April 2003 to until April 18, 2003 or 20,000 shares issuable upon exercise of options at a price of $0.91 per share which are not yet vested.

(3) Includes (1) 405,850 shares held by Sternco, Inc., a corporation which Mr. Sternberg is President, (2) 18,000 shares held by Mr. Sternberg's wife, and (3) 1,085,000 shares issuable upon the exercise of options at a prices ranging from $0.30 to $2.00 with expirations from May 2004 to December 2005. Does not include 800,000 shares issuable upon the exercise of options at prices ranging from $0.75 to $1.00, which have not yet vested.

(4) Does not include 25,000 shares issuable upon exercise of options at a price of $0.30 per share that have not yet vested.

(5) Includes 93,329 shares held by Mr. Gerstenfeld and 170,000 shares issuable upon exercise of options at a price of $0.30 to $0.75 per share with expirations from October 2003 to May 7 2005. Does not include 50,000 shares issuable upon exercise of options at a price of $0.75 that have not yet vested.

(6) Includes 338,440 shares held by Michael Cahr and 4,000 shares held by Michael Cahr as custodian for his son.

(7) Includes 2,349 shares held by Mike Earley and 45,000 shares issuable upon the exercise of options at prices ranging from $0.75 to $2.00 per share with expirations from June 2005 to September 2005. Does not include 20,000 shares issuable upon the exercise of options at a price of $0.75 per share that have not yet vested.

(8) Does not include 50,000 shares issuable upon the exercise of options at a price of $0.30 per share that have not yet vested.

(9) Includes 100,000 shares issuable upon the exercise of options at prices ranging from $0.30 to $0.50 per share with expiration from March 2001 to October 2005. Does not include 100,000 shares issuable upon the exercise of options at a price of $0.50 per share that have not yet vested.

                           DESCRIPTION OF SECURITIES

         At April 30, 2001, we have authorized 40,000,000 shares of par value $0.001 common stock, with 26,251,797 shares issued and outstanding. Additionally, we have authorized 10,000,000 shares of preferred stock, with 5,000 shares issued and outstanding. We have proposed to increase our authorized Common Stock to 80,000,000 shares.

Common Stock

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, will be duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

         We are authorized to issue 10,000,000 shares of Preferred Stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

         Miscellaneous.

         Series B Convertible Preferred Stock

         Designation and Amount. We have designated 7,000 shares of Preferred Stock as Series B Preferred Stock with the stated value as One Thousand Dollars ($1,000) per share (the "Stated Value"). We have 5,000 Shares outstanding.

         Rank. The Series B Preferred Stock shall rank (i) before our common stock, par value $.001 per share (the "Common Stock"); (ii) before any class or series of our capital stock hereafter created (unless, with the consent of the holders of Series B Preferred Stock, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series B Preferred Stock) (collectively, with the Common Stock, "Junior Securities");
(iii) pari passu with any class or series of our capital stock hereafter created (with the consent of the holders of Series B Preferred Stock) specifically ranking, by its terms, on parity with the Series B Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of our capital stock hereafter created (with the consent of the holders of Series B Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary.

         Dividend Rights. Holders of the Series B Preferred Stock shall be entitled to receive, whether or not declared by the Board of Directors out of funds legally available therefor, and we shall pay, cumulative dividends at the rate per share, as a percentage of the stated value of $1,000 per share ("Stated Value") equal to 5% percent per annum ("Initial Dividends"), payable, in cash or shares of Common Stock (subject to the terms and conditions hereof) at our option quarterly in arrears, but in no event later than conversion applicable to such share of Series B Preferred Stock.

         Liquidation Preference

         1. At the option of any holder of Series B Preferred Stock, upon the sale, conveyance or disposition of all or substantially all of our assets, the effectuation by us of a transaction or series of related transactions in which more than 50% of our voting power is disposed of, or our consolidation, merger or other business combination with or into any other entity when we are not the survivor shall either: (i) be deemed to be a liquidation, dissolution or winding up pursuant to which we shall be required to distribute upon consummation of such transaction an amount equal to 120% of the Liquidation Preference with respect to each outstanding share of Series B Preferred Stock or
(ii) be treated pursuant to the provisions under "Conversion at the Option of the Holder" described herein.

         2. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series B Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof plus (ii) and amount equal to five percent (5%) per annum of such Stated Value for the period beginning on the date of issuance of the Series B Preferred Stock (the "Issue Date") and ending on the date of final distribution to the holder thereof (prorated for any portion of such period).

         Redemption

         1. If any of the following events (each, a "Mandatory Redemption Event") shall occur:

                  (a) If we fail to issue shares of Common Stock to the holders of Series B Preferred Stock upon exercise by the holders of their conversion rights, fail to transfer or to cause its transfer agent to transfer any certificate for shares of Common Stock issued to the holders upon conversion of the Series B Preferred Stock as and when required, fail to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of Series B Preferred Stock upon conversion of the Series B Preferred Stock, or fail to fulfill our obligations pursuant to certain Sections of the Purchase Agreement therefor and any such failure shall continue uncured for ten (10) business days;

                  (b) In connection with the Securities Purchase Agreement dated April 24, 1998, if we fail to obtain effectiveness with the Securities and Exchange Commission of a Registration Statement registering the shares of Common Stock underlying the Series B Preferred Stock prior to October 31, 1998 or such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of our failure to amend or supplement the prospectus included therein for more than thirty (30) consecutive days or sixty
(60) days in any twelve (12) month period after such Registration Statement becomes effective. In connection with shares of Series B Preferred Stock issued pursuant to any other securities purchase agreement we fail to obtain effectiveness with the Securities and Exchange Commission of the Registration Statement (as defined in the Registration Rights Agreement) prior to the expiration of six (6) months from the date of issuance of the Series B Preferred Stock or such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of our failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

                  (c) If we shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

                  (d) Our bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against us or any of our subsidiaries;

                  (e) If we shall fail to maintain a listing of the Common Stock, The Nasdaq National Market (TM), The Nasdaq SmallCap Market (TM) ("Nasdaq SmallCap"), the New York Stock Exchange or the American Stock Exchange and such failure shall remain uncured for at least ten (10) business days, then, upon the occurrence and during the continuation of any Mandatory Redemption Event, we shall purchase each holder's shares of Series B Preferred Stock for an amount per share equal to the greater of (1) 120% multiplied by the sum of (a) the Stated Value of the shares to be redeemed (the "Mandatory Redemption Date"), and
(2) the "parity value" of the shares to be redeemed, where parity value means the product of (a) the number of shares of Common Stock issuable upon conversion of such shares multiplied by (b) the Closing

Price for the Common Stock on such "Conversion Date" (the greater of such amounts being referred to as the "Mandatory Redemption Amount").

                  In the case of a Mandatory Redemption Event, if we fail to pay the Mandatory Redemption Amount for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series B Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, to require us, upon written notice, to immediately issue in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series B Preferred Stock held by such holder, the number of shares of our Common Stock equal to the Mandatory Redemption Amount divided by the Conversion Price then in effect.

         2. If the Series B Preferred Stock ceases to be convertible as a result of the limitations described under "Conversion at the Option of the Holder" described herein (a "19.99% Redemption Event"), and we have not prior to, or within thirty (30) days of, the date that such 19.99% Redemption Event arises, (i) obtained approval of the issuance of the additional shares of Common Stock by the requisite vote of the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series B Preferred Stock that were issued upon conversion of Series B Preferred Stock); or (ii) received other permission pursuant to Nasdaq Marketplace Rule 4460(i) allowing us to resume issuances of shares of Common Stock upon conversion of Series B Preferred Stock, then we shall be obligated to redeem immediately all of the then outstanding Series B Preferred Stock, in accordance with this Article 5(b). An irrevocable Redemption Notice shall be delivered promptly to the holders of Series B Preferred Stock at their registered address appearing on our records and shall state (1) that 19.99% of the Outstanding Common Amount (as defined herein) has been issued upon exercise of the Series B Preferred Stock; (2) that we are obligated to redeem all of the outstanding Series B Preferred Stock; and (3) the Mandatory Redemption Date, which shall be a date within five (5) business days of the date of the Redemption Notice. On the Mandatory Redemption Date, we shall make payment of the Mandatory Redemption Amount (as defined in Article 5(a) above) in cash. If we fail to redeem in accordance with the provisions hereof, in addition to all other remedies available to the holders of the Series B Preferred Stock, upon request of a majority-in-interest of the Series B Preferred Stock, we shall terminate the listing of its Common Stock on The Nasdaq SmallCap Market (TM)(and any other exchange or quotation system with a rule substantially similar to Rule 4460(i)) and cause our Common Stock to be eligible for trading on the over-the-counter electronic bulletin board.

         3. So long as no Mandatory Redemption Event shall have occurred and be continuing, we shall have the right, on the date which is the third (3rd) anniversary of the date on which the Registration Statement is declared effective by the SEC, exercisable on not less than twenty (20) Trading Days prior written notice to the holders of Series B Preferred Stock, to redeem all of the outstanding shares of Series B Preferred Stock in accordance herewith. If we exercise our right to redeem the Series B Preferred Stock, we shall make payment to the holders of an amount in cash (the "Optional Redemption Amount") equal to 120% of the Stated Value of the shares of Series B Preferred Stock to be redeemed plus any unpaid dividends for each share of Series B Preferred Stock then held.

         Conversion at the Option of the Holder

         1. Each holder of shares of Series B Preferred Stock may, convert any or all of the shares of Series B Preferred Stock into Common Stock as follows (an "Optional Conversion"). Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the Stated Value thereof by (2) the then effective Conversion Price (as defined below).

         2. The "Conversion Price" shall be the lesser of the Market Price (as defined herein) and the Fixed Conversion Price (as defined herein), subject to certain adjustments as described herein. "Market Price" shall mean the average of the two (2) lowest Closing Bid Prices during the twelve (12) consecutive Trading Day period ending one (1) Trading Day prior to the date (the "Conversion Date") the Conversion Notice is sent to us by a holder via facsimile (the "Pricing Period"). The "Fixed Conversion Price" shall mean $4.00.

                  Notwithstanding anything contained in the foregoing, the Conversion Prices are subject to certain adjustments including in the event of merger, consolidation, stock dividends, stock splits as set forth in our Articles of Incorporation.

         Automatic Conversion. So long as a Registration Statement covers the Common Stock underlying the Series B Preferred Stock is effective and there is not then a continuing Mandatory Redemption Event, each share of Series B Preferred Stock issued and outstanding on April 24, 2003, subject to any adjustment (the "Automatic Conversion Date"), automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with, and subject to, the provisions of Article VI hereof (the "Automatic Conversion"). The Automatic Conversion Date shall be delayed by one
(1) Trading Day for each Trading Day occurring prior thereto and prior to the full conversion of the Series B Preferred Stock that (i) sales cannot be made pursuant to the Registration Statement (whether by reason of our failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise including any Allowed Delays; or (ii) any Default Event exists, without regard to whether any cure periods shall have run.

         Voting Rights. The holders of the Series B Preferred Stock have no voting power, except as provided by the Florida law.

         Protective Provisions. So long as shares of Series B Preferred Stock are outstanding, we shall not, without first obtaining the approval (by vote or written consent, as provided by the FCL) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock or any Senior Securities so as to affect adversely the Series B Preferred Stock;
(b) create any new class or series of capital stock having a preference over the Series B Preferred Stock as to distribution of assets upon our liquidation, dissolution or winding up; (c) create any new class or series of capital stock ranking pari passu with the Series B Preferred Stock as to distribution of assets upon our liquidation, dissolution or winding up; (d) increase the authorized number of shares of Series B Preferred Stock; or (e) do any act or thing not authorized or contemplated by the terms of the Series B Preferred Stock which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

Transfer Agent

         The Transfer Agent for our shares of Common Stock is Florida Atlantic Stock Transfer, Tamarac, Florida.

Common Stock Purchase Agreement

         Overview

         On March 30, 2001, we entered into a common stock purchase agreement with Copira Investments Inc., a British Virgin Islands corporation, in order to establish a possible source of funding for the development of our business. The equity line establishes what is sometimes also referred to as an equity drawdown facility.

         In general, the drawdown facility operates as follows: Copira Investments Inc. has committed to provide us up to $12,000,000 million as we request it over a 24 month period, in return for common stock we issue to Copira. Once every 22 day measurement period, we may request a draw. The amount we can draw at each request must be at least $100,000. The maximum amount we can actually draw for each request is also limited to the lesser of $750,000 and 6% of the weighted average price of our common stock for the 60 days prior to the date of our request multiplied by the total trading volume of our common stock for the 60 days prior to our request. We may request a maximum of 24 draws during the 24 month period, or one drawdown every 27 trading days. We are under no obligation to issue any shares to Copira or to request a drawdown during any period.

         Each 22-day trading period following a drawdown request is divided into two 11 trading day settlement periods. After each 11 trading day settlement period, the final drawdown amount for that settlement period is determined. We are entitled to receive funds on the 13th day and the 23rd day following the delivery of a drawdown notice, one day after the end of each settlement period. The final drawdown amount will be reduced by 1/22 for each day during the 22 trading day period that the volume-weighted average stock price falls below a threshold set by us. We then use the formulas in the common stock purchase agreement to determine the number of shares that we will issue to Copira in return for that money. The formulas for determining the actual drawdown amounts, the number of shares that we issue to Copira and the price per share paid by Copira are described in detail within this prospectus. The aggregate total of all drawdowns under the equity drawdown facility cannot exceed $12,000,000 million.

         The per share dollar amount that Copira pays for our common stock for each drawdown includes a 10% discount to the average daily market price of our common stock for each day during the 22 day trading period after our drawdown request, weighted by trading volume during each such trading day. We will receive the amount of the drawdown less an escrow agent fee of $1,000 and a placement fee equal to 7% of gross proceeds payable to the placement agent, GKN Securities (a registered broker-dealer), which introduced Copira to us. The price per share that Copira ultimately pays is determined by dividing the final drawdown amount by the number of shares that we issue to Copira.

         In connection with the common stock purchase agreement, we issued to Copira at the initial closing a warrant certificate to purchase up to 470,000 shares of our common stock. The warrant has a term from its date of issuance of three years. The exercise price of the initial warrant is $1.88. Copira is under no obligation to exercise this warrant. We also granted GKN Securities identical warrants as partial consideration for acting as placement agent.

The Drawdown Procedure and the Stock Purchases

         We may request a drawdown by faxing to Copira a drawdown notice, stating the amount of the drawdown that we wish to exercise and the minimum threshold price at which we are willing to sell the shares.

         Amount of the Drawdown

No drawdown can be less than $100,000 or more than the lesser of $750,000 and 6% of the weighted average price of our common stock for the 60 calendar day prior to the date of our request multiplied by the total trading volume of our common stock for the 60 calendar day prior to our request.

         Additionally, the investment amount for that pricing period will be reduced by 1/22 if any of the following events occur during the pricing period:

        o the volume weighted average price is less than the minimum threshold price we designate;

        o the common stock is suspended for more than three hours, in the aggregate, or if any trading day is shortened because of a public holiday; or

         o if sales of previously drawn down shares pursuant to the registration statement of which this prospectus is a part are suspended by us because of certain potentially material events for more than three hours, in the aggregate.

         The volume weighted average price of any trading day during a pricing period will have no effect on the pricing of the shares purchased during that pricing period.

         Thus, with respect to the first bullet above, if our pricing committee sets a threshold price too high, and if our stock price does not consistently meet that level during the 22 trading days after our drawdown request, then the amount that we can draw and the number of shares that we will issue to Copira will be reduced. On the other hand, if we set a threshold price too low and our stock price falls significantly but stays above the threshold price, then we will be able to drawdown the lesser of our drawdown request and the capped amount, but we will have to issue a greater number of shares to Copira at the reduced price. If we draw on the equity drawdown facility, then we cannot make another drawdown request until the following drawdown period.

         Number of Shares

         The 22 trading days immediately following the drawdown notice are used to determine the number of shares that we will issue in return for the money provided by Copira, which then allows us to calculate the price per share that Copira will pay for our shares.

         To determine the number of shares of common stock that we can issue in connection with a drawdown, take 1/22 of the drawdown amount determined by the formula above, and for each of the 22 trading days immediately following the date on which we give notice of the drawdown, divide it by 90% of the volume-weighted average daily trading price of our common stock for that day. The 90% accounts for Copira's 10% discount. The sum of these 22 daily calculations produces the maximum number of common shares that we can issue, unless, as described above, the volume-weighted average daily price for any given trading day is below the threshold amount, trading is suspended for any given trading day or sales made pursuant to the registration statement is suspended, in which case those days are ignored in the calculation.

         Sample Calculation of Stock Purchases

         The following is an example of the calculation of the drawdown amount and the number of shares we would issue to Copira in connection with that drawdown based on the assumptions noted in the discussion below.

         Sample Drawdown Amount Calculation

         For purposes of this example, suppose that we provide a drawdown notice to Copira, and that we set the threshold price at $2.20 per share, below which we will not sell any shares to Copira during this drawdown period. Suppose further that the total daily trading volume for the 60 calendar days prior to our drawdown notice is 4,011,100 shares and that the average of the volume-weighted average daily prices of our common stock for the 60 calendar days prior to the notice is $1.7214. Under these hypothetical numbers, the maximum amount of the drawdown is as follows:

        o the total trading volume for the 60 calendar days prior to our drawdown notice, 4,011,100, multiplied by

         o the average of the volume-weighted average daily prices of our common stock for the 60 calendar days prior to the drawdown notice, $1.7214, multiplied by 6%

        o         equals $414,282.

         The maximum amount we can drawdown under the formula is therefore capped at $414,282, subject to further adjustments if the volume-weighted average daily price of our common stock for any of the 22 trading days following the drawdown notice during which one of the events above occurs, including the volume weighted average price is below the threshold price we set of $2.20. For example, if the volume-weighted average daily price of our common stock is below $2.20 on two of those 22 days, the $414,282 would be reduced by 1/22 for each of those days and our drawdown amount would be 20/22 of $414,282, or $376,620.

         Sample Calculation of Number of Shares

         Using the same hypothetical numbers set forth above, and assuming that the volume-weighted average daily price for our common stock is as set forth in the table below, the number of shares to be issued based on any trading day during the drawdown period can be calculated as follows:

        o 1/22 of the drawdown amount of $414,282 divided by 90% of the volume-weighted average daily price.

         For example, for the third trading day in the example in the table below, the calculation is as follows: 1/22 of $414,282 is $18,831. Divide $18,831 by 90% of the volume-weighted average daily price for that day of $2.24 per share, to get 9,340 shares. Perform this calculation for each of the 22 measuring days during the drawdown period, excluding any days on which the volume-weighted average daily price is below the $2.20 threshold price, and add the results to determine the number of shares to be issued. In the table below, there are two days which must be excluded: days 1 and 2.

         After excluding the days that are below the threshold price, the amount of our drawdown in this example would be $376,620, $169,479 of which would be settled on day 13 for the first settlement period, and $207,141 of which would be settled on day 23 for the second settlement period. The total number of shares that we would issue to Copira for this drawdown request would be 154,754 shares.


                   VOLUME WEIGHTED        DRAWDOWN                   NUMBER OF
TRADING DAY         AVERAGE PRICE          AMOUNT                   SHARES SOLD

    1                   $2.02                 0                          0
    2                   $2.18                 0                          0

    3                   $2.24              $18,831                   9,340
    4                   $2.32              $18,831                   9,019
    5                   $2.58              $18,831                   8,111
    6                   $2.83              $18,831                   7,393
    7                   $3.00              $18,831                   6,974
    8                   $3.19              $18,831                   6,559
    9                   $3.19              $18,831                   6,559
   10                   $3.24              $18,831                   6,458
   11                   $3.29              $18,831                   6,630
   12                   $3.27              $18,831                   6,399
   13                   $3.34              $18,831                   6,264
   14                   $3.32              $18,831                   6,302
   15                   $3.31              $18,831                   6,321
   16                   $2.92              $18,831                   7,165
   17                   $2.94              $18,831                   7,117
   18                   $2.95              $18,831                   7,093
   19                   $2.73              $18,831                   7,664
   20                   $2.76              $18,831                   7,581
   21                   $2.63              $18,831                   7,956
   22                   $2.40              $18,831                   8,718
                                           -------                   -----
Total                                     $376,620                 145,754
                                          ========                 =======

The share prices above are illustrative only and should not be interpreted as a forecast of share prices or the expected or historical volatility of the share prices of our common stock. An "0" indicates excluded because the volume-weighted average daily price is below the threshold specified in our hypothetical drawdown notice.

      We would receive $376,620, the amount of our drawdown, less a 7% cash fee paid to the placement agent of $26,363.40 less a $2,000 escrow fee, for net proceeds to us of approximately $348,256.60. The delivery of the requisite number of shares and payment of the drawdown will take place through an escrow agent, Epstein, Becker & Green, P.C. of New York. The escrow agent pays the net proceeds to us, after subtracting its escrow fee, and 7% to GKN Securities, our placement agent, in satisfaction of placement agent fees.

      Necessary Conditions Before Copira Is Obligated to Purchase Our Shares

      The following conditions must be satisfied before Copira is obligated to purchase any common shares that we may request from time to time:

         o a registration statement for the shares must be declared effective by the Securities and Exchange Commission and must remain effective and available as of the drawdown settlement date for making resales of the common shares purchased by Copira;

         o trading in our common shares must not have been suspended by the Securities and Exchange Commission;

         o we must not have merged or consolidated with or into another company or transferred all or substantially all of our assets to another company, unless the acquiring company has agreed to honor the common stock purchase agreement; and

         o no statute, rule, regulation, executive order, decree, ruling or injunction may be in effect which prohibits consummation of the transactions contemplated by the common stock purchase agreement.

         Payment for Shares Issued

         The shares purchased on the first 11 trading days will be issued and paid for on the 13th trading day following the drawdown request. The shares purchased on the 12th through the 22nd trading days will be issued and paid for on the 24th trading day following the drawdown request. We will receive the purchase price less a placement agent fee payable to GKN Securities equal to 7% of the aggregate purchase price for each sale.

         Upon closing of the equity line of credit Agreement, we paid $25,000 to Copira's legal counsel, Epstein Becker & Green P.C., to cover its legal and administrative expenses.

         Grant of Warrants

         As consideration for the equity line of credit, we granted Copira warrants to purchase 470,000 shares of common stock at a price of $1.88 per share at any time prior to March 29, 2004. As partial consideration for GKN Securities' services as placement agent in connection with this offering, we granted GKN Securities warrants to purchase 470,000 shares of common stock at a price of $1.88 per share at any time prior to March 29, 2004. Warrants to purchase 188,000 shares were subsequently assigned to five employees of GKN Securities. Neither Copira, GKN Securities nor the five other warrant holders are obligated to exercise any warrants.

         Restrictions on Future Financings

         The equity line of credit agreement limits our ability to raise capital by selling securities to third parties at a discount to the market price of our common stock during the term of the equity line of credit agreement. We may, however, sell securities at a discount in the following situations:

         o under any presently existing or future employee benefit plan, which plan has been or may be approved by our stockholders;

        o under any compensatory plan for a full-time employee or key consultant;

        o in an underwritten registered public offering, excluding another equity line;


        o in connection with a strategic partnership or other business transaction, the principal purpose of which is not to raise money;


        o in connection with a private placement of securities if the purchasers do not have registration rights;

        o a transaction to which Copira Investments Inc. gives its written approval.

         Termination of Common Stock Purchase Agreement

         The Equity Line will terminate if:

         o any event, which has not been corrected within 60 days, has taken place which has any material adverse effect on the business or financial condition of ours or which prohibits or interferes with our ability to perform any of our material obligations under the equity line of credit agreement,

         o our common stock is de-listed from the OTC Bulletin Board unless the de-listing is in connection with our subsequent listing of its common stock on the NASDAQ National market, the NASDAQ SmallCap Market, the American Stock exchange or the New York Stock Exchange, or

         o we file for protection from our creditors under the Federal Bankruptcy laws.

         We may terminate the equity line if Copira fails to honor more than one drawdown notice.

         Indemnification

         Copira Investments Inc., GKN Securities, and the five employees of GKN Securities are entitled to customary indemnification from us for any losses or liabilities they suffer based upon material misstatements or omissions from the registration statement and this prospectus, except as they relate to information Copira Investments Inc., GKN Securities, and the five employees of GKN Securities supplied to us for inclusion in the registration statement and prospectus.

                             SELLING SECURITYHOLDERS

         This prospectus relates to sales of our common stock by Copira Investments Inc., GKN Securities Corp. and various other shareholders, option holders, note holders and warrant holders listed below. Common shares registered for resale under this prospectus constitute 44% of our issued and outstanding common shares as of April 30, 2001. The number of shares we are registering is based in part on our good faith estimate of the maximum number of shares we may issue to Copira under the common stock purchase agreement. We are under no obligation to issue any shares to Copira under the common stock purchase agreement. Accordingly, the number of shares we are registering for issuance under the common stock purchase agreement may be higher than the number we actually issue under the common stock purchase agreement.

         We will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may resell the shares they acquire by means of this prospectus from time to time in the public market. The costs of registering the shares offered by the selling shareholders are being paid by us. The selling shareholders will pay all other costs of the sale of the shares offered by them.

         Copira

         Copira is engaged in the business of investing in publicly traded equity securities for its own account. Copira's principal offices are located at Harbour House, 2nd Floor, Road Town, Tortolla, British Virgin Islands. Investment decisions for Copira are made by its board of directors. The directors are David Sims and Lamberto Banchetti. Copira does not currently own any of our securities as of the date of this prospectus. Other than its obligation to purchase common shares under the common stock purchase agreement, it has no other commitments or arrangements to purchase or sell any of our securities. There are no business relationships between Copira and us other than as contemplated by the common stock purchase agreement.

         GKN Securities

         GKN Securities has acted as GKN Securities in connection with the equity line of credit agreement. GKN Securities introduced us to Copira and assisted us with structuring the equity line of credit with Copira. GKN Securities's duties as placement agent were undertaken on a reasonable best efforts basis only. It made no commitment to purchase shares from us and did not ensure us of the successful placement of any securities.

         Other than the warrants to purchase 470,000 shares of common stock granted to GKN Securities as a placement fee, GKN Securities does not currently own any of our securities. Five affiliates of GKN Securities, as listed on the selling shareholder table and described in the footnotes to the table, have the sole authority to exercise any warrants granted to GKN Securities and to sell and vote the shares of common stock issued under the warrants.

         Copira and GKN Securities have not held any positions or offices or had material relationships with us or any of our affiliates within the past three years other than as a result of the ownership of our common stock. If, in the future, Copira's or GKN Securities's relationship with us changes, we will amend or supplement this prospectus to update this disclosure.

         Copira, GKN Securities and the various other shareholders, option holders, note holders and warrant holders are sometimes referred to in this prospectus as the selling shareholders.

         The following table shows the shares which are registered and may be sold for sale by the selling shareholders.

                                                                                         Number of
                                                                  Number of            Shares to be
                                           Number of            Shares to be           Owned After
Selling Securityholders                  Shares Owned              Offered             the Offering
-----------------------                  -------------         ---------------        --------------
Haskins & Associates                        58,225(1)                 58,225                 0
Compubill Systems Corporation, Inc.         58,333(2)                 58,333                 0
PCS Netcare, Inc.                          308,425(3)                308,425                 0
Warren R. Federgreen                        14,000(4)                 14,000                 0
New Master Investments Limited             525,000(5)                525,000                 0
Anthony Tang                               746,995(6)                746,995                 0
Dedales Investments Holdings             1,102,768(7)              1,102,768                 0
Barry Lewis                                 25,000(8)                 25,000                 0
Roland Wheeler                             325,000(9)                325,000                 0
Peter Rettman                             300,000(10)                300,000                 0
Larry and Elizabeth Huch (JT)              50,000(11)                 50,000                 0
Jeff Shield                                15,000(12)                 15,000                 0
Brian Pettersen                           143,000(13)                143,000                 0
Robert Katz                                10,000(14)                 10,000                 0
Stanford and Ethel Gaffe                  100,000(15)                100,000                 0
Diane Rosencrantz                         100,000(16)                100,000                 0
National Securities Corp.                 200,000(17)                200,000                 0
Atlantic International Capital, Inc.       50,000(18)                 50,000                 0
Hornblower & Weeks, Inc.                   43,750(19)                 43,750                 0
Brener International, LLC                  70,967(20)                 70,967                 0
Martin Hodas                              105,000(21)                105,000                 0
Charlee Wheeler                             5,000(22)                  5,000                 0
Roland Wheeler, custodian for
  Kelsee Wheeler                            5,000(23)                  5,000                 0
Roland Wheeler, custodian for
 Trayce Wheeler                             5,000(24)                  5,000                 0

                                                                                       Number of
                                                                   Number of          Shares to be
                                            Number of            Shares to be         Owned After
Selling Securityholders                    Shares Owned             Offered           the Offering
-----------------------                   -------------         ---------------      --------------
Shand Wheeler                                5,000(25)                5,000                 0
Aimee Wheeler                                5,000(26)                5,000                 0
Crosby Enterprises, Inc.                    50,000(27)               50,000                 0
Brian Pettersen, as custodian for
 Angela Pettersen                            2,000(28)                2,000                 0
Perilakalathil Sreekumar                   100,000(29)              100,000                 0
Taylor Stuart Financial                    204,258(30)              204,258                 0
Pequot Navigator Offshore, Inc.            250,000(31)              250,000
Pequot Scout Fund, L.P.                    250,000(31)              250,000
Active Investors II, Ltd.                  700,000(32)              700,000                 0
Active Investors III, Ltd.                 700,000(33)              700,000                 0
Ronald Shapss                               50,000(34)               50,000                 0
Ronald Shapss, TTEE
  R. Shapss MPP\PS                         100,000(35)              100,000                 0
Fred Shapss                                 25,000(36)               25,000                 0
Clique Holdings, LLC                       277,778(37)              277,778                 0
Brian Mikes                                100,000(38)              100,000                 0
Gary Shemano                               100,000(38)              100,000                 0
Debra Finnel                                50,000(39)               50,000                 0
Cameron Associates                          50,333(40)               50,333                 0
Thomas Trapasso                            100,000(41)              100,000                 0
Atlas Pearlman, P.A.                       100,000(42)              100,000                 0
Copira Investments, Inc.                   470,000(43)            3,470,000                 0
GKN Securities Corp.                       282,000(44)              282,000                 0
Brandon Ross                                78,000(44)               78,000                 0
David Nassbaum                              94,000(44)               94,000                 0
Lisa McInnis                                 4,000(44)                4,000                 0
Barry King                                   4,000(44)                4,000                 0
Jorge Taubas                                 8,000(44)                8,000                 0
Talisman Group                              15,000(45)               15,000                 0

Total No. of Shares to be Registered: 11,540,832

----------

         (1) Includes 58,225 shares of common stock underlying warrants exercisable at $.687 per share. Warrants are exercisable until June 8, 2004. Warrants were issued in June 1998 as commission for debt financing we received in which Haskins & Associates served as our placement agent.

         (2) The 58,333 shares of common stock were issued pursuant to a settlement reached in connection with a disputed billing agreement.

         (3) The 308,425 shares of common stock were received upon conversion of the balance of a promissory note in the amount of $500,000 in favor of PCS Netcare.

         (4) The 14,000 shares of common stock were issued under a settlement agreement with Dr. Warran R. Federgreen.

         (5) Includes 250,000 shares of common stock issued under a private placement dated August 31, 2000 of our common stock at $1.30 per share. Also includes 50,000 shares of common stock underlying warrants exercisable at $3.00 per share. Includes 50,000 shares of common stock underlying warrants exercisable at $4.00 per share. Includes 50,000 shares of common stock underlying warrants exercisable at $5.00 per share. Includes 50,000 shares of common stock underlying warrants exercisable at $6.00 per share. These warrants were issued under the private placement described in this footnote. In addition, amount includes 50,000 shares of common stock we will issue upon the conversion of a $50,000 promissory note held by New Master Investment and 25,000 shares of common stock underlying warrants exercisable at $1.50 per share which were issued to New Master Investment under the $50,000 promissory note. The promissory note is payable in full on May 22, 2001.

         (6) Includes an aggregate of 221,995 shares of common stock to be received upon conversion of $150,000 non-negotiable promissory note due June 11, 2001. Also includes 75,000 shares of common stock underlying warrants exercisable at $1.00 per share issued in connection with the $150,000 non-negotiable promissory note. Includes 50,000 shares of common stock to be received upon conversion of $50,000 non-negotiable promissory note due May 22, 2001. Also includes 25,000 shares of common stock underlying warrants exercisable at $1.50 per share issued in connection with the $50,000 non-negotiable promissory note. Includes 250,000 shares of common stock to be received upon conversion of $250,000 non-negotiable promissory note due May 13, 2001. Also includes 125,000 shares of common stock underlying warrants exercisable at $1.50 per share issued in connection with the $250,000 non-negotiable promissory note.

         (7) Represents 1,102,768 shares of common stock received for the conversion of promissory notes in the aggregate amount of $1,646,501.

         (8) Represents 25,000 shares of common stock that were purchased from Dedales Investments Holdings in a private transaction. We were not a party to this transaction.

         (9) Includes 100,000 shares of common stock that were purchased from Dedales Investments Holdings in a private transaction. We were not a party to this transaction. Includes 200,000 shares of common stock purchased at $1.00 per share under a stock purchase agreement with our company in January 2001. Includes 25,000 shares received after conversion of a promissory note.

         (10) Includes 100,000 shares of common stock that were purchased from Dedales Investments Holdings in a private transaction. We were not a party to this transaction. Also includes 200,000 shares of common stock purchased at $1.00 per share under a stock purchase agreement with our company in January 2001.

         (11) The 50,000 shares of common stock were purchased at $1.00 per share under a stock purchase agreement with our company in January 2001.

         (12) The 15,000 shares of common stock were purchased at $1.00 per share under a stock purchase agreement with our company in January 2001.

         (13) Includes 45,000 shares of common stock which were purchased at $1.00 per share under a stock purchase agreement with our company in January 2001. Also includes 98,000 shares of common stock to be received upon conversion of $75,000 non-negotiable promissory note due March 6, 2004.

         (14) The 10,000 shares of common stock were purchased at $1.00 per share under a stock purchase agreement with our company in January 2001.

         (15) The 100,000 shares of common stock were purchased at $1.00 per share under a stock purchase agreement with our company in January 2001.

         (16) The 100,000 shares of common stock were purchased at $1.00 per share under a stock purchase agreement with our company in January 2001.

         (17) Includes 200,000 shares of common stock underlying warrants issued to National Securities Corporation in consideration of financial advisory and consulting services provided to our company. Warrants to purchase 100,000 shares of our common stock are exercisable at $1.10 per share and the remaining warrants to purchase 100,000 shares of our common stock are exercisable at $1.50. Of the warrants exercisable at $1.50, half vest on June 27, 2001 and the remaining warrants vest September 28, 2001. All warrants expire on March 27, 2004.

         (18) Includes 25,000 shares of common stock issued and 25,000 shares to be issued to Atlantic International Capital, Inc. in consideration for acting as a financial advisor. The balance of 25,000 shares will be issued based upon performance criteria.

         (19)     The 43,750 were issued pursuant to a consulting agreement.

         (20) Includes 27,500 shares of common stock purchased at $1.20 under a stock purchase agreement with our company in March 2001. Also includes 26,800 shares of common stock to be received upon conversion of $67,000 non- negotiable promissory note due March 30, 2004 and 16,667 shares of common stock underlying warrants issued under the promissory note. The warrants are exercisable at prices ranging from $2.50 to $4.00 per share and expire March 30, 2004.

         (21) The 105,000 shares of common stock were purchased at $1.19 per share under a stock purchase agreement with our company in March 2001.

         (22) Includes 5,000 shares of common stock issued upon conversion of the non-negotiable promissory note reflected in note 9.

         (23) Includes 5,000 shares of common stock issued upon conversion of the non-negotiable promissory note reflected in note 9.

         (24) Includes 5,000 shares of common stock issued upon conversion of the non-negotiable promissory note reflected in note 9.

         (25) Includes 5,000 shares of common stock issued upon conversion of the non-negotiable promissory note reflected in note 9.

         (26) Includes 5,000 shares of common stock issued upon conversion of the non-negotiable promissory note reflected in note 9.

         (27) The 50,000 shares of common stock will be issued upon conversion of a $37,500 non-negotiable promissory note due March 6, 2004.

         (28) The 2,000 shares of common stock were issued upon conversion of the non-negotiable promissory note reflected in note 13.

         (29) The 100,000 shares of common stock were received under a settlement and mutual release agreement entered into on March 19, 2001 between Perilakalathil Sreekumar and our company.

         (30) Includes 200,000 shares of common stock underlying warrants issued under a financial advisory and consulting agreement entered into on March 1, 2001. The warrants are exercisable until March 1, 2004 and are exercisable at $1.00 per share. Also includes 4,258 shares of common stock underlying warrants issued to

                  Taylor Stuart Financial in connection with a financing agreement. These warrants are exercisable at $1.20 per share.

         (31) Includes 250,000 shares of common stock which were purchased under a stock purchase agreement dated April 2000, for an aggregate of 500,000 shares at $1.85 per share.

         (32) The 700,000 shares of common stock were purchased at $1.80 per share under a stock purchase agreement with our company in April 2001.

         (33) The 700,000 shares of common stock were purchased at $1.80 per share under a stock purchase agreement with our company in April 2001.

         (34) The 50,000 shares of common stock were purchased at $1.60 per share under a stock purchase agreement with our company in April 2001.

         (35) The 100,000 shares of common stock were purchased at $1.60 per share under a stock purchase agreement with our company in April 2001.

         (36) The 25,000 shares of common stock were purchased at $1.60 per share under a stock purchase agreement with our company in April 2001.

         (37) The 277,778 shares of common stock were purchased at $1.80 per share under a stock purchase agreement with our company in April 2001.

         (38) Includes warrants to purchase 100,000 shares of common stock which were issued under a consulting agreement with an aggregate of warrants to purchase 200,000 shares of common stock entered into in April 11, 2001. The warrants are exercisable at $4.00 per share.

         (39) Includes 50,000 shares of common stock underlying options received and exercised.

         (40) The 50,333 shares of common stock were received as compensation for advisory services in connection with our private placement in early 2001.

         (41) Includes 100,000 shares of common stock underlying options that have been exercised.

         (42) Includes 100,000 shares of common stock underlying options received for services provided that are exercisable at $1.00 per share.

         (43) May include up to 3,000,000 shares in connection with the equity line and includes 470,000 shares issuable upon exercise of warrants at $1.88 per share of common stock.

         (44) Includes shares issuable upon exercise of warrants at $1.88 per share.

         (45) Includes 15,000 shares issuable upon exercise of warrants at $1.85 per share.

Manner of Sale

         The shares of common stock owned, or which may be acquired, by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

         o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         o face-to-face transactions between sellers and purchasers without a broker/dealer.

         In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

         Other than Copira, the selling shareholders and any broker/dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Copira is an "underwriter" in connection with the resale of its sales. We have been informed by Copira that there are no existing arrangements between it and any other stockholder, broker, dealer or underwriter in relation to the distribution of this prospectus. We have agreed to indemnify the selling shareholders, Copira and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

         We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters, and Copira at all times, will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution, and Copira at all times, may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders and Copira that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

Underwriting Compensation and Expenses

         The underwriting compensation for Copira will depend on the amount of financing that we drawdown under the stock purchase agreement, up to a maximum of approximately $12,000,000 if we are able to obtain the entire $12,000,000 in financing. Copira will purchase shares under the stock purchase agreement at a price equal to 90% of the volume-weighted average daily price of our common stock reported on the OTC Bulletin Board, for each day in the pricing period with respect to each drawdown request.

         We also issued to Copira a warrant to purchase 470,000 shares of our common stock at an exercise price of $1.88. The warrant expires March 29, 2004.

         In addition, we are obligated to pay GKN Securities, as compensation for its services as Copira's placement agent, a cash fee equal to 7% of the gross proceeds received from Copira under the stock purchase agreement for draw downs under the equity line. The placement agent compensation to GKN Securities will depend on the amount of financing that we are able to obtain under the stock purchase agreement, up to a maximum of approximately $840,000 if we obtain the entire $12,000,000 in financing. We also issued to GKN Securities a warrant to purchase 470,000 shares of our common stock at an exercise price of $1.88. The warrant expires March 29, 2004.

Grant of Registration Rights

         We granted registration rights to certain selling shareholders to enable them to sell the common stock they may acquire under the equity line of credit agreement or upon the exercise of options or warrants. Notwithstanding these registration rights, we have no obligation:

         o to assist or cooperate with the selling shareholders in the offering or disposition of their shares;

         o to obtain a commitment from an underwriter relative to the sale of any the shares; or

         o        to include the shares within any underwritten offering.

         The registration rights agreement with Copira permits us to restrict the resale of the shares Copira has purchased under the equity line of credit agreement for a period of time sufficient to permit us to amend or supplement this prospectus to include material information. If we restrict the ability Copira to resell shares at any time during the 22 trading days following the delivery of a drawdown notice, and our stock price declines during the restriction period, then, in order to compensate Copira for its inability to sell shares during the restriction period, we will be required to pay Copira an amount determined by multiplying:

         o the number of shares Copira is committed to purchase during the 22 trading days following the delivery of the drawdown notice, and

         o the difference between the highest daily weighted average price of our common stock during the restriction period and the weighted average price of our common stock on the day after the restriction period ends.

                         SHARES ELIGIBLE FOR FUTURE SALE

         On the date of this prospectus, we have 26,251,797 shares of common stock issued and outstanding. Of those shares, 16,585,758 shares, including the 5,684,887 shares covered by this prospectus, are freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an affiliate of ours. This does not include shares that may be issued upon exercise of options or warrants.

         The remaining 9,666,039 shares of common stock currently outstanding are restricted securities, and will become eligible for public sale at various times, provided the requirements of Rule 144 are complied with. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of our shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could negatively damage and affect market prices for our common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Atlas Pearlman, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, FL 33301, Florida. Atlas Pearlman, P.A. owns options to purchase 100,000 shares of common stock.

                                     EXPERTS

         The consolidated balance sheet as of December 31, 2000 and the consolidated statements of operations, stockholders' equity (accumulated deficit), and cash flows or the years ended December 31, 2000 and June 30, 1999 and the six months ended December 31, 1999 are included herein in reliance on the reports of Kaufman, Rosin & Co., P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

         The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, and are publicly available through the SEC's Web site located at http://www.sec.gov.

                                                                            Page

Part I.    FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED
           MARCH 31, 2001 AND 2000 (UNAUDITED)

Item 1.     Financial Statements
                           Condensed Consolidated Balance Sheet
                           March 31, 2001                                 2

                           Condensed Consolidated Statements of
                           Operations for the Three Months
                           Ended March 31, 2001 and 2000                  3

                           Condensed Consolidated Statements of
                           Cash Flows for the Three Months Ended
                           March 31, 2001 and 2000                        4

                           Notes to Condensed Consolidated
                           Financial Statements-Accounting Policies       5-7

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2001
--------------------------------------------------------------------------------

ASSETS                                                                       (Unaudited)
                                                                            ------------

CURRENT ASSETS
         Cash                                                               $    295,121
         Accounts receivable, net of allowance for doubtful accounts           9,001,239
         Other current assets                                                    144,127
                                                                            ------------
                  Total current assets                                         9,440,487

PROPERTY AND EQUIPMENT, net                                                    1,121,289

GOODWILL, net                                                                  3,303,826

OTHER ASSETS                                                                      75,017
                                                                            ------------

         TOTAL ASSETS                                                         13,940,619
                                                                            ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
         Accounts payable                                                   $  1,633,614
         Advances from HMO                                                     2,455,931
         Due to related parties                                                  100,507
         Accrued expenses                                                      1,692,116
         Line of credit                                                          530,970
         Unearned revenue                                                        308,854
         Current maturities of capital lease obligations                          47,863
         Current maturities of long-term debt                                    539,653
                                                                            ------------

                  Total current liabilities                                    7,309,508`

PAYROLL TAXES PAYABLE                                                          1,354,470
                                                                            ------------

UNEARNED REVENUE                                                                 518,923
                                                                            ------------

CAPITAL LEASE OBLIGATIONS                                                         54,981
                                                                            ------------

LINE OF CREDIT                                                                   240,212
                                                                            ------------

LONG-TERM DEBT                                                                 1,049,522
                                                                            ------------

CONTINGENCIES

STOCKHOLDERS' EQUITY
         Common stock, par value $.001 per share; 40,000,000 shares
          authorized; 23,270,306 issued and outstanding                           23,370
         Preferred stock, par value $.001 per share;
          stated value $100 per share; 10,000,000 shares
          authorized; 5,000 issued and outstanding                               500,000
         Additional paid in capital                                           20,179,776
         Accumulated deficit                                                 (16,973,808)
                                                                            ------------

         Common stock issued for services to be rendered                        (316,335)
                  Total stockholders' equity                                   3,413,003
                                                                            ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 13,940,619
                                                                            ============

                       See accompanying notes - unaudited

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                              Three Months Ended
                                                     -------------------------------------
                                                     March 31, 2001         March 31, 2000
                                                      Unaudited)             (Unaudited)
                                                     --------------        ---------------

REVENUES                                               $ 29,489,921         $ 29,876,556
                                                       ------------         ------------

EXPENSES
     Medical expenses                                    25,589,600           28,028,986
     Salaries and benefits                                1,369,692              920,676
     Depreciation and amortization                          206,066              185,009
     General and administrative                             954,720              520,287
                                                       ------------         ------------
         Total expenses                                  28,120,078           29,654,958
                                                       ------------         ------------

INCOME BEFORE OTHER INCOME (EXPENSE)                      1,369,843              221,598
                                                       ------------         ------------

OTHER INCOME (EXPENSE):
     Interest expense                                      (159,711)             (68,569)
     Other income                                               600                  800
                                                       ------------         ------------
         Total other income (expense)                      (159,111)             (67,769)
                                                       ------------         ------------

NET INCOME                                                1,210,732         $    153,829
                                                       ============         ============

Weighted Average Number of Common Shares
     Outstanding                                         22,461,465           12,621,246
                                                       ------------         ------------

Net earnings per share - basic                         $       0.05         $       0.01
                                                       ============         ============

Net earnings per share - diluted                       $       0.05         $       0.01
                                                       ============         ============

                       See accompanying notes - unaudited

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                                  March 31, 2001      March 31, 2000
                                                                                   (Unaudited)          (Unaudited)
                                                                                  --------------      --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                                   $ 1,210,732         $   153,829
                                                                                   -----------         -----------
      Adjustments to reconcile net income to net cash
          provided by operating activities:
          Depreciation and amortization                                                206,066             185,009
          Provision for bad debt                                                       100,000                   -
          Amortization of discount on note payable                                      22,457
          Proceeds from the exercise of options                                          1,000               7,500
          Stock options issued in lieu of cash or services                                   -              56,600
          Stock issued in lieu of cash or services                                      77,638             195,175
          Changes in assets and liabilities:
               Accounts receivable, net                                             (1,930,759)            457,110
               Other current assets                                                      9,161            (693,863)
               Other assets                                                            (11,361)            (24,719)
               Accounts payable and accrued expenses                                  (210,265)         (1,109,913)
               Due to related parties                                                   (5,293)            875,000
               Unearned revenue                                                        (79,167)                  -
                                                                                   -----------         -----------
                    Total adjustments                                               (1,820,523)            (52,101)
                                                                                   -----------         -----------
                        Net cash provided by (used in) operating activities           (609,791)            101,728
                                                                                   -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital expenditures                                                             (60,615)           (101,555)
                                                                                   -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net repayments on line of credit                                                 (39,918)           (212,592)
      Net borrowings (repayments) on notes payable                                     198,391            (549,818)
      Net borrowings (repayments) on capital leases                                    (23,670)             10,806
      Net repayments from HMO                                                          (97,000)                  -
      Net proceeds from issuance of common stock                                       883,000             751,431
                                                                                   -----------         -----------
                        Net cash provided by (used in) financing activities            920,803                (173)
                                                                                   -----------         -----------

NET INCREASE IN CASH AND EQUIVALENTS                                                   250,397                   -

CASH AND EQUIVALENTS - BEGINNING                                                        44,724                   -
                                                                                   -----------         -----------

CASH AND EQUIVALENTS - ENDING                                                      $   295,121          $        -
                                                                                   ===========         ===========


                       See accompanying notes - unaudited

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

--------------------------------------------------------------------------------
NOTE 1.           BASIS OF PRESENTATION
--------------------------------------------------------------------------------

                  The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

                  The audited financial statements at December 31, 2000 which are included in the Company's Form 10-KSB should be read in conjunction with these condensed financial statements.

--------------------------------------------------------------------------------
NOTE 2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

                  Use of Estimates

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Net Income Per Share

                  The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128) which requires dual presentation of net income per share; Basic and Diluted. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period; 22,461,465 at March 31, 2001. Diluted earnings per share is computed using the weighted average number of common shares outstanding during the period adjusted for incremental shares attributed to outstanding options and warrants to purchase shares of common stock; 25,864,967 at March 31, 2001.

                  Revenue Concentration and Economic Dependency

                  During the quarters ended March 31, 2001 and 2000, one HMO accounted for approximately 99% and 97% of revenue, respectively. The loss of this contract with the HMO could significantly impact the operating results of the Company.

--------------------------------------------------------------------------------
NOTE 3.           EQUITY LINE OF CREDIT AGREEMENT
--------------------------------------------------------------------------------

                  On March 30, 2001 the Company entered into an equity line of credit agreement with a British Virgin Islands corporation (Purchaser), in order to establish a possible source of funding for the Company's planned operations. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility (Equity Facility).

--------------------------------------------------------------------------------
NOTE 3.           EQUITY LINE OF CREDIT AGREEMENT (Continued)
--------------------------------------------------------------------------------

                  Under the Equity Facility, the Purchaser has agreed to provide the Company with up to $12,000,000 of funding during the twenty-four (24) month period following the date of an effective registration statement. During this twenty-four (24) month period, the Company may request a drawdown under the equity line of credit by selling shares of its common stock to the Purchaser, and the Purchaser will be obligated to purchase the shares. The Company may request a drawdown once every 27 trading days, although the Company is under no obligation to request any drawdowns under the Equity Facility.

                  During the 22 trading days following a drawdown request, the Company will calculate the amount of shares it will sell to the Purchaser and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of the Company's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 10%. The Company will receive the purchase price less a placement agent fee payable to a registered broker-dealer (Placement Agent) equal to 7% of the aggregate purchase price. The Purchaser may then resell all or a portion of these shares. The Placement Agent introduced the Purchaser to the Company.

                  The minimum amount the Company can draw down at any one time is $100,000. The maximum amount the Company can draw down at any one time is the lesser of $750,000 or the amount equal to six percent (6%) of the weighted average price of the Company's common stock for the sixty (60) calendar days prior to the date of the drawdown request, multiplied by the total trading volume of the Company's common stock for the sixty
                  (60) calendar days prior to the date of the drawdown request.

                  Grant of Warrants

                  Upon closing of the equity line of credit Agreement, the Company paid to Purchaser's legal counsel, $25,000 to cover its legal and administrative expenses. As consideration for extending the equity line of credit, the Company granted Purchaser warrants to purchase up to the number of shares equaling $780,000 based upon the average closing price of the Company's common stock for the 15 trading days prior to the closing of this agreement (Base Price). The warrant entitles the Purchaser to purchase such shares for 120% of the Base Price at any time prior to March 30, 2004. As partial consideration for Placement Agent's services in connection with this offering, the Company granted Placement Agent warrants to purchase up to the number of shares equaling $780,000 based upon the Base Price, for 120% of the Base Price, any time prior to March 30, 2004. The total value of the warrants granted under the equity line of credit agreement during the quarter ended March 31, 2001 was approximately $675,000 and this amount was recorded as a reduction of paid in capital.

--------------------------------------------------------------------------------
NOTE 4.           STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                  Subsequent to March 31, 2001, the Company issued 2,352,778 shares to accredited investors at prices ranging from $1.60 to $1.85, in connection with private placements, resulting in proceeds of $4,225,000 that will be used towards the implementation of the Company's business plan.

                  In addition, subsequent to March 31, 2001, approximately $736,000 of long-term debt was converted into 843,478 shares of common stock at prices ranging from $.75 to $2.30 per share.

--------------------------------------------------------------------------------
NOTE 5.           STOCK OPTIONS
--------------------------------------------------------------------------------

                  The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") in 1997. The Company has elected to continue using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for employee stock options.

                  Accordingly, compensation expense has been recorded to the extent the market value of the underlying stock exceeded the exercise price at the date of grant. For the three months ended March 31, 2001 no compensation was recorded. For the three months ended March 31, 2000 compensation costs related to stock options amounted to approximately $56,600.

--------------------------------------------------------------------------------
NOTE 6.           COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

                  Litigation

                  The Company is a party to various claims arising in the ordinary course of business. Management believes that the outcome of these matters will not have a materially adverse effect on the financial position or the results of operations of the Company.

                  Payroll Taxes Payable

                  The Company has unpaid payroll tax liabilities owed to the Internal Revenue Service (IRS) totaling approximately $2,645,000, including penalties and interest. The Company has negotiated an installment plan with the IRS whereby the Company will make monthly installments ranging from $50,000 to $100,000 a month until the amount is retired. At March 31, 2001, the Company had recorded payroll tax liabilities and related interest of approximately $2,245,000 of which $890,000 is included in accrued expenses and $1,355,000 is reflected as payroll taxes payable - long term in the accompanying balance sheet. No penalties have been accrued, as the Company believes it will be successful in obtaining a waiver of the penalties. At March 31, 2001, management believes maximum penalties that can be imposed approximate $400,000.

                                                             METROPOLITAN HEALTH

                                                 NETWORKS, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------

                                               CONSOLIDATED FINANCIAL STATEMENTS

                                                               DECEMBER 31, 2000

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Board of Directors and Stockholders
Metropolitan Health Networks, Inc. and Subsidiaries
West Palm Beach, Florida

We have audited the accompanying consolidated balance sheet of Metropolitan Health Networks, Inc. and Subsidiaries as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity (deficiency in assets), and cash flows for the year then ended, the six months ended December 31, 1999, and the year ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan Health Networks, Inc. and Subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended, the six months ended December 31, 1999, and the year ended June 30, 1999, in conformity with accounting principles generally accepted in the United States.



                                                     KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida
February 21, 2001, except for Note 15 which is March 30, 2001


METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2000
-----------------------------------------------------------------------------------------------

ASSETS
-----------------------------------------------------------------------------------------------
CURRENT ASSETS
     Cash                                                                           $    44,724
     Accounts receivable, net of allowances of $5,065,000                             7,170,480
     Other current assets                                                               144,488
-----------------------------------------------------------------------------------------------
         Total current assets                                                         7,359,692

PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of
     $1,149,163 (Note 3)                                                              1,099,692

GOODWILL, net of accumulated amortization of $541,480 (Note 1)                        3,242,212

OTHER ASSETS                                                                             63,656
-----------------------------------------------------------------------------------------------

                                                                                    $11,765,252
-----------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

-----------------------------------------------------------------------------------------------

CURRENT LIABILITIES
     Accounts payable                                                               $ 1,773,027
     Advances from HMO                                                                2,552,931
     Due to related parties (Note 9)                                                    105,800
     Accrued expenses (Note 13)                                                       1,646,865
     Unearned revenue (Note 6)                                                          316,667
     Line of credit (Note 5)                                                            434,091
     Current maturities of capital lease obligations (Note 7)                            35,978
     Current maturities of long-term debt (Note 8)                                    1,022,697
-----------------------------------------------------------------------------------------------
         Total current liabilities                                                    7,888,056

PAYROLL TAXES PAYABLE (NOTE 13)                                                       1,440,000

UNEARNED REVENUE (NOTE 6)                                                               590,277

CAPITAL LEASE OBLIGATIONS (NOTE 7)                                                       33,647

LINE OF CREDIT (NOTE 5)                                                                 377,009

LONG-TERM DEBT (NOTE 8)                                                                 195,630

COMMITMENTS AND CONTINGENCIES (NOTE 13)

STOCKHOLDERS' EQUITY (NOTE 11)                                                        1,240,633
-----------------------------------------------------------------------------------------------

                                                                                    $11,765,252
===============================================================================================



                            See accompanying notes.


METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2000, SIX MONTHS ENDED DECEMBER 31, 1999
AND YEAR ENDED JUNE 30, 1999
-----------------------------------------------------------------------------------------------------------------------------------
                                                                             Year Ended        Six Months Ended        Year Ended
                                                                          December 31, 2000    December 31, 1999      June 30, 1999
-----------------------------------------------------------------------------------------------------------------------------------
REVENUES (Note 14)                                                          $ 119,129,854        $  10,020,795        $  18,501,497
-----------------------------------------------------------------------------------------------------------------------------------

EXPENSES
     Direct medical costs                                                     109,230,078            6,455,678            7,346,978
     Payroll, payroll taxes and benefits                                        4,072,887            3,280,791            7,046,342
     Depreciation and amortization                                                666,330              918,145            1,870,774
     Bad debt expense                                                             643,734               54,418            1,060,856
     Rent and leases                                                              654,408            1,225,910            1,955,352
     Consulting expense                                                           323,304              304,283            1,000,608
     General and administrative                                                 1,870,850            1,290,497            5,379,189
-----------------------------------------------------------------------------------------------------------------------------------
         Total expenses                                                       117,461,591           13,529,722           25,660,099

-----------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)                                     1,668,263           (3,508,927)          (7,158,602)
-----------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
     Gain (loss) on Primedica (Note 2)                                          3,448,288                 --             (2,206,448)
     Loss on disposal of assets                                                    (1,501)          (2,185,537)            (362,003)
     Gain on settlement of capital lease obligations                              572,000                 --                   --
     Interest expense                                                            (588,208)            (300,022)            (683,203)
     Other                                                                          9,727                 --                 90,440
-----------------------------------------------------------------------------------------------------------------------------------
         Total other income (expense)                                           3,440,306           (2,485,559)          (3,161,214)
-----------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                                           $   5,108,569        $  (5,994,486)       $ (10,319,816)
===================================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                           16,887,402           10,738,757            7,185,142
===================================================================================================================================

NET EARNINGS (LOSS) PER SHARE, basic                                        $        0.29        $       (0.55)       $       (1.44)
===================================================================================================================================

NET EARNINGS (LOSS) PER SHARE, diluted                                      $        0.24        $       (0.55)       $       (1.44)
===================================================================================================================================



                            See accompanying notes.


METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)
YEAR ENDED DECEMBER 31, 2000, SIX MONTHS ENDED DECEMBER 31, 1999
AND YEAR ENDED JUNE 30, 1999

--------------------------------------------------------------------------------------------------------------------------
                                                                                                  Common
                                                                   Preferred    Preferred         Stock          Common
                                                                     Shares       Stock           Shares         Stock
--------------------------------------------------------------------------------------------------------------------------
BALANCES - JUNE 30, 1998                                             6,200    $  1,700,000       6,306,569    $      6,307
Conversion of preferred shares into common shares (Note 11)           (700)       (700,000)      1,297,305           1,297
Returned or retired shares (Note 2)                                   --              --          (114,354)           (114)
Shares issued in lieu of compensation                                 --              --           426,427             426
Shares issued for consulting services                                 --              --           540,500             541
Shares issued for marketing services                                  --              --           250,000             250
Shares issued for legal services                                      --              --            25,000              25
Shares issued for director's fees                                     --              --            18,000              18
Shares issued for non-compete agreement                               --              --           125,000             125
Shares issued as contingent consideration with acquisition            --              --           225,000             225
Exercise of options (Note 12)                                         --              --           252,318             252
Dividends on preferred stock (Note 11)                                --              --              --              --
Options granted for services rendered (Note 12)                       --              --              --              --
Issuance of options in lieu of compensation (Note 12)                 --              --              --              --
Net loss                                                              --              --              --              --
--------------------------------------------------------------------------------------------------------------------------
BALANCES - JUNE 30, 1999                                             5,500       1,000,000       9,351,765           9,352
Conversion of preferred shares into common shares (Note 11)           (500)       (500,000)      2,300,000           2,300
Shares issued in lieu of compensation                                 --              --            62,700              63
Shares issued for consulting services                                 --              --            29,000              29
Shares issued for loans                                               --              --            70,000              70
Shares issued for director's fees                                     --              --            11,500              11


---------------------------------------------------------------------------------------------------------------
                                                                    Additional
                                                                     Paid-in
                                                                     Capital          Deficit          Total
---------------------------------------------------------------------------------------------------------------
BALANCES - JUNE 30, 1998                                           $ 10,450,452    $ (6,924,318)   $  5,232,441
Conversion of preferred shares into common shares (Note 11)             698,703            --              --
Returned or retired shares (Note 2)                                    (276,594)           --          (276,708)
Shares issued in lieu of compensation                                   428,159            --           428,585
Shares issued for consulting services                                   228,509            --           229,050
Shares issued for marketing services                                    127,000            --           127,250
Shares issued for legal services                                         81,225            --            81,250
Shares issued for director's fees                                         6,282            --             6,300
Shares issued for non-compete agreement                                 218,625            --           218,750
Shares issued as contingent consideration with acquisition                 (225)           --              --
Exercise of options (Note 12)                                            89,748            --            90,000
Dividends on preferred stock (Note 11)                                     --           (47,503)        (47,503)
Options granted for services rendered (Note 12)                         576,310            --           576,310
Issuance of options in lieu of compensation (Note 12)                   153,292            --           153,292
Net loss                                                                   --       (10,319,816)    (10,319,816)
---------------------------------------------------------------------------------------------------------------
BALANCES - JUNE 30, 1999                                             12,781,486     (17,291,637)     (3,500,799)
Conversion of preferred shares into common shares (Note 11)             497,700            --              --
Shares issued in lieu of compensation                                    19,770            --            19,833
Shares issued for consulting services                                     5,686            --             5,715
Shares issued for loans                                                  34,930            --            35,000
Shares issued for director's fees                                         5,681            --             5,692



                            See accompanying notes.


METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS) (CONTINUED)
YEAR ENDED DECEMBER 31, 2000, SIX MONTHS ENDED DECEMBER 31, 1999
AND YEAR ENDED JUNE 30, 1999
----------------------------------------------------------------------------------------------------------------------
                                                                                               Common
                                                                 Preferred     Preferred       Stock           Common
                                                                   Shares        Stock         Shares           Stock
----------------------------------------------------------------------------------------------------------------------
Shares issued for interest expense and late fees                     --             --          130,000            130
Shares issued as contingent consideration with acquisition           --             --          156,923            157
Dividends on preferred stock (Note 11)                               --             --             --             --
Issuance of options in lieu of compensation (Note 12)                --             --             --             --
Net loss                                                             --             --             --             --
----------------------------------------------------------------------------------------------------------------------
BALANCES - DECEMBER 31, 1999                                        5,000        500,000     12,111,888         12,112
Shares issued as prepayment for consulting services                  --             --           82,500             82
Shares issued in lieu of compensation                                --             --           55,019             55
Shares issued for consulting services                                --             --          378,603            379
Shares issued in connection with private placements                  --             --          874,176            874
Shares issued for loans                                              --             --        2,773,001          2,773
Shares issued for director's fees                                    --             --           97,666             98
Shares issued for interest expense and late fees                     --             --          890,951            891
Shares issued in connection with acquisition                         --             --           50,000             50
Shares issued as contingent consideration with acquisition           --             --           14,000             14
Shares issued in settlement                                          --             --        3,660,333          3,660
Exercise of options and warrants                                     --             --          729,096            729
Issuance of options for services (Note 12)                           --             --             --             --
Net income                                                           --             --             --             --
----------------------------------------------------------------------------------------------------------------------
BALANCES - DECEMBER 31, 2000                                        5,000   $    500,000     21,717,233   $     21,717
======================================================================================================================


------------------------------------------------------------------------------------------------------------------------------
                                                                   Additional
                                                                     Paid-in          Prepaid
                                                                     Capital          Expenses        Deficit        Total
------------------------------------------------------------------------------------------------------------------------------
Shares issued for interest expense and late fees                        46,090            --              --            46,220
Shares issued as contingent consideration with acquisition                (157)           --              --              --
Dividends on preferred stock (Note 11)                                    --              --            (6,986)         (6,986)
Issuance of options in lieu of compensation (Note 12)                   97,205            --              --            97,205
Net loss                                                                  --              --        (5,994,486)     (5,994,486)
------------------------------------------------------------------------------------------------------------------------------
BALANCES - DECEMBER 31, 1999                                        13,488,391            --       (23,293,109)     (9,292,606)
Shares issued as prepayment for consulting services                     88,605         (33,258)           --            55,429
Shares issued in lieu of compensation                                   48,196            --              --            48,251
Shares issued for consulting services                                  125,856            --              --           126,235
Shares issued in connection with private placements                  1,061,968            --              --         1,062,842
Shares issued for loans                                              2,385,961            --              --         2,388,734
Shares issued for director's fees                                       28,551            --              --            28,649
Shares issued for interest expense and late fees                       134,193            --              --           135,084
Shares issued in connection with acquisition                            66,717            --              --            66,767
Shares issued as contingent consideration with acquisition              26,986            --              --            27,000
Shares issued in settlement                                          1,188,822            --              --         1,192,482
Exercise of options and warrants                                       160,362            --              --           161,091
Issuance of options for services (Note 12)                             132,106            --              --           132,106
Net income                                                                --              --         5,108,569       5,108,569
------------------------------------------------------------------------------------------------------------------------------
BALANCES - DECEMBER 31, 2000                                      $ 18,936,714    $    (33,258)   $(18,184,540)   $  1,240,633
==============================================================================================================================



                            See accompanying notes.


METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2000, SIX MONTHS ENDED DECEMBER 31, 1999 AND YEAR ENDED JUNE 30, 1999
------------------------------------------------------------------------------------------------------------------------
                                                                                      Year Ended       Six Months Ended
                                                                                   December 31, 2000   December 31, 1999
------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                                $  5,108,569       $ (5,994,486)
------------------------------------------------------------------------------------------------------------------------
     Adjustments to reconcile net income (loss)to net cash provided by (used in)
         operating activities:
         Depreciation and amortization                                                     666,330            918,145
         Gain (loss) on Primedica                                                       (3,448,288)
         Loss on disposal of assets                                                           --            2,185,537
         Provision for bad debts                                                           643,734             54,418
         Realized loss on sales of securities                                                 --                 --
         Change in unrealized gain on trading securities                                      --                 --
         Loss on sale of property and equipment                                               --                 --
         Gain on settlement of capital lease obligations                                  (572,000)              --
         Amortization of discount on note payable                                           36,206               --
         Stock options granted in lieu of compensation                                        --               97,205
         Stock options granted for professional services                                   132,106               --
         Stock issued in lieu of compensation                                               76,900             25,525
         Stock issued for professional services                                            126,235              5,715
         Stock issued for interest and late fees                                           135,084             46,220
         Stock issued in connection with settlements                                       179,868               --
         Changes in operating assets and liabilities:
             Accounts receivable                                                        (4,704,246)           403,166
             Other current assets                                                          168,641           (209,951)
             Other assets                                                                 (249,323)            24,585
             Due to related parties                                                         10,095               --
             Accounts payable and accrued expenses                                      (1,077,254)         1,130,062
             Unearned revenue                                                              781,944            125,000
             Medical claims payable                                                        (98,907)              --
------------------------------------------------------------------------------------------------------------------------
                  Total adjustments                                                     (7,192,875)         4,805,627
------------------------------------------------------------------------------------------------------------------------
                      Net cash provided by (used in) operating
                           activities                                                   (2,084,306)        (1,188,859)
------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Deferred acquisition costs                                                               --                 --
     Repayment (issuance) of notes receivable                                                 --                 --
     Cash consideration paid for companies acquired                                       (758,486)          (200,000)
     Capital expenditures                                                                 (265,858)          (109,181)
------------------------------------------------------------------------------------------------------------------------
                      Net cash used in investing activities                             (1,024,344)          (309,181)
------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from exercise of stock options and warrants                                  161,091               --
     Net borrowings (repayments) under line of credit facilities                          (709,568)         1,388,437
     Repayments of notes payable                                                        (1,686,805)          (484,267)
     Borrowings on notes payable                                                         3,554,867            847,025
     Net repayments of capital lease obligations                                          (185,984)          (360,155)
     Net proceeds from issuance of common stock                                          1,062,842               --
     Advances from HMO                                                                     956,931            107,000
------------------------------------------------------------------------------------------------------------------------
                      Net cash provided by (used in) financing
                           activities                                                    3,153,374          1,498,040
------------------------------------------------------------------------------------------------------------------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                   44,724               --

CASH AND CASH EQUIVALENTS - BEGINNING                                                         --                 --
------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - ENDING                                                    $     44,724       $       --
------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                                                                     Year Ended
                                                                                    June 30, 1999
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                              $(10,319,816)
-------------------------------------------------------------------------------------------------
     Adjustments to reconcile net income (loss)to net cash provided by (used in)
         operating activities:
         Depreciation and amortization                                                 1,702,034
         Gain (loss) on Primedica                                                      2,206,448
         Loss on disposal of assets                                                      362,003
         Provision for bad debts                                                       1,060,856
         Realized loss on sales of securities                                            131,452
         Change in unrealized gain on trading securities                                 (85,314)
         Loss on sale of property and equipment                                           14,339
         Gain on settlement of capital lease obligations                                    --
         Amortization of discount on note payable                                        168,740
         Stock options granted in lieu of compensation                                   153,292
         Stock options granted for professional services                                 576,310
         Stock issued in lieu of compensation                                            428,585
         Stock issued for professional services                                          443,850
         Stock issued for interest and late fees                                            --
         Stock issued in connection with settlements                                        --
         Changes in operating assets and liabilities:
             Accounts receivable                                                       1,330,769
             Other current assets                                                        145,865
             Other assets                                                                 85,436
             Due to related parties                                                         --
             Accounts payable and accrued expenses                                     2,044,599
             Unearned revenue                                                            300,144
             Medical claims payable                                                     (487,597)
-------------------------------------------------------------------------------------------------
                  Total adjustments                                                   10,581,811
-------------------------------------------------------------------------------------------------
                      Net cash provided by (used in) operating
                           activities                                                    261,995
-------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Deferred acquisition costs                                                          171,890
     Repayment (issuance) of notes receivable                                            170,000
     Cash consideration paid for companies acquired                                         --
     Capital expenditures                                                               (908,712)
-------------------------------------------------------------------------------------------------
                      Net cash used in investing activities                             (566,822)
-------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from exercise of stock options and warrants                                 90,000
     Net borrowings (repayments) under line of credit facilities                      (1,543,694)
     Repayments of notes payable                                                         (82,044)
     Borrowings on notes payable                                                         420,017
     Net repayments of capital lease obligations                                        (584,916)
     Net proceeds from issuance of common stock                                             --
     Advances from HMO                                                                 1,089,000
-------------------------------------------------------------------------------------------------
                      Net cash provided by (used in) financing
                           activities                                                   (611,637)
-------------------------------------------------------------------------------------------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                               (916,464)

CASH AND CASH EQUIVALENTS - BEGINNING                                                    916,464
-------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - ENDING                                                  $       --
-------------------------------------------------------------------------------------------------



                            See accompanying notes.


METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
-------------------------------------------------------------------------------------------------------------------------
         YEAR ENDED DECEMBER 31, 2000, SIX MONTHS ENDED DECEMBER 31, 1999
         AND YEAR ENDED JUNE 30, 1999
                                                                        Year Ended     Six Months Ended      Year Ended
                                                                    December 31, 2000  December 31, 1999    June 30, 1999
-------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosures:
-------------------------------------------------------------------------------------------------------------------------

     Interest paid                                                      $  599,000         $  221,000         $  633,000
-------------------------------------------------------------------------------------------------------------------------

     Income taxes paid                                                  $     --           $     --           $     --
-------------------------------------------------------------------------------------------------------------------------

Supplemental Disclosure of Non-cash Investing and Financing
     Activities (Note 2)
-------------------------------------------------------------------------------------------------------------------------

     Common stock issued in connection with acquisitions                $   66,767         $     --           $     --
-------------------------------------------------------------------------------------------------------------------------

     Issuance of notes payable in connection with acquisitions          $     --           $     --           $   37,801
-------------------------------------------------------------------------------------------------------------------------

     Fair value of assets received in connection with
         acquisitions                                                   $  134,550         $     --           $  581,810
-------------------------------------------------------------------------------------------------------------------------

     Fair value of liabilities assumed in connection with
         acquisitions                                                   $  198,769         $     --           $  454,054
-------------------------------------------------------------------------------------------------------------------------

     Capital lease obligations incurred on purchases of equipment       $     --           $     --           $  502,808
-------------------------------------------------------------------------------------------------------------------------

     Dividends accrued but not paid                                     $     --           $     --           $   47,503
-------------------------------------------------------------------------------------------------------------------------

     Purchase price in excess of net assets acquired                    $  340,760         $  820,000         $     --
-------------------------------------------------------------------------------------------------------------------------

     Conversion of preferred shares into common stock                   $     --           $  500,000         $     --
-------------------------------------------------------------------------------------------------------------------------

     Fair value of assets disposed of in connection with sales          $     --           $4,694,944         $     --
-------------------------------------------------------------------------------------------------------------------------

     Fair value of liabilities disposed of in connection with
         sales                                                          $     --           $2,509,407         $     --
-------------------------------------------------------------------------------------------------------------------------

     Common stock issued for non-compete agreement                      $     --           $     --           $  218,750
-------------------------------------------------------------------------------------------------------------------------

     Conversion of debt into common stock                               $2,388,734         $     --           $     --
-------------------------------------------------------------------------------------------------------------------------

     Common stock issued as contingent consideration in
         connection with acquisition                                    $   27,000         $     --           $     --
-------------------------------------------------------------------------------------------------------------------------

     Common stock issued in connection with settlements                 $1,012,614         $     --           $     --
-------------------------------------------------------------------------------------------------------------------------



                            See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Consolidation

         The consolidated financial statements include the accounts of Metropolitan Health Networks, Inc. and all subsidiaries. The consolidated group is referred to, collectively, as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

         Organization and Business Activity

         The Company was incorporated in January 1996, under the laws of the State of Florida for the purpose of acquiring and operating health care related businesses. The Company operates principally in South and Central Florida. The Company and certain of the wholly owned general medical practices operate under agreements with a national health maintenance organization (HMO). Commencing in 1999, the Company entered into additional agreements with the HMO in locations where it did not have owned medical practices and in connection therewith, began contracting with physicians to provide medical care to certain patients through non-owned medical practices. (See accounts receivable and revenue recognition.) The Company also provided medical billing services to third party medical businesses through December 31, 1999.

         Segment Reporting

         The Company applies Financial Accounting Standards Boards ("FASB") statement No. 131, "Disclosure about Segments of an Enterprise and Related Information". The Company has considered its operations and has determined that it operates in a single operating segment for purposes of presenting financial information and evaluating performance. As such, the accompanying financial statements present information in a format that is consistent with the financial information used by management for internal use.

         Cash and Cash Equivalents

         The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. From time to time, the Company maintains cash balances with financial institutions in excess of federally insured limits.

         Property and Equipment

         Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts, while replacements, maintenance and repairs which do not extend the lives of the respective assets are charged to expense currently.

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

--------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

         Depreciation and Amortization

         Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements and property under capital leases is computed on a straight-line basis over the shorter of the estimated useful lives or the assets in the term of the lease. The range of useful lives is as follows:

                  Machinery and equipment                                  5 - 7 years
                  Computer and office equipment, including items
                     under capital lease                                   5 - 7 years
                  Furniture and fixtures                                   5 - 7 years
                  Auto equipment                                               5 years
                  Leasehold improvements                                       5 years


         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

         Direct medical expenses are based in part upon estimates of claims incurred but not reported (IBNR). These estimates are made by the HMO utilizing actuarial methods and are continually evaluated by management of the Company based upon its specific claims experience. Management believes its estimates of IBNR claims are reasonable, however, it is reasonably possible the Company's estimate of these claims could change in the near term, and these changes may be material.

         From time to time, the Company is charged for certain medical expenses for which, under its contract with the HMO, the Company believes it is not liable. In connection therewith, the Company is contesting (Contestation Recoveries) certain costs aggregating $3,871,000. Management's estimate of these contestations recovery is determined based upon its judgment and its consideration of several factors including the nature of the contestations, historical recovery rates and other qualitative factors. Accordingly, the Company has reduced direct medical costs by approximately $774,000, which represents an estimated recovery of 20% of total contestations. It is reasonably possible the Company's estimate of these recoveries could change in the near term, and these changes may be material.

         The allowance for doubtful accounts is an estimate which is established through charges to earnings for estimated uncollectible amounts. Management's judgment in determining the adequacy of the allowance is based upon several factors which include, but are not limited to, the nature and volume of the accounts receivable and management's judgment with respect to current economic conditions and their impact on the receivable balances. It is reasonably possible the Company's estimate of the allowance for doubtful accounts could change in the near term, and these changes may be material.

--------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

         The Company has estimated it is entitled to rebates of approximately $640,000 relating to pharmacy costs incurred during the year ended December 31, 2000. This amount has been deducted from medical costs. Management's estimates of pharmacy rebates is based principally upon the Company's prior experience and other qualitative factors. It is reasonably possible the Company's estimate of pharmacy rebates could change in the near term, and these changes may be material.

         Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating the fair values of each class of financial instruments disclosed herein:

                  Cash and cash equivalents - The carrying amount approximates fair value because of the short maturity of those instruments.

                  Line of credit facilities, capital lease obligations, long-term debt - The fair value of line of credit facilities, capital lease obligations and long-term debt are estimated using discounted cash flows analyses based on the Company's incremental borrowing rates for similar types of borrowing arrangements. At December 31, 2000, the fair values approximate the carrying values.

         Net Income (Loss) Per Share

         The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128) which requires dual presentation of net income per share; Basic and Diluted. Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares outstanding during the period adjusted for incremental shares attributed to outstanding options to purchase shares of common stock. Outstanding stock equivalents were not considered in the calculation for periods in which the Company sustained a loss as their effect would have been anti-dilutive.

         Accounts Receivable and Revenue Recognition

         The Company recognizes revenues, net of contractual allowances, as medical services are provided to patients. These services are typically billed to patients, Medicare, Medicaid, health maintenance organizations and insurance companies. The Company provides an allowance for uncollectible amounts and for contractual adjustments relating to the difference between standard charges and agreed upon rates paid by certain third party payors.

--------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

         The Company is a party to certain managed care contracts and provides medical care to its patients through owned and non-owned medical practices. Accordingly, revenues under these contracts are reported as Provider Service Network (PSN) revenues, and the cost of provider services under these contracts are not included as a deduction to net revenues of the Company but are reported as an operating expense. In connection with its PSN operations, the Company is exposed to losses to the extent of its share (100% for Medicare Part B and 50% for Medicare Part A) of deficits, if any, on its owned and non-owned managed medical practices.

         Revenues for the year ended December 31, 2000, six month period ended December 31, 1999 and the year ended June 30, 1999 were as follows:


                                                Year Ended      Six Months Ended      Year Ended
                                             December 31, 2000  December 31, 1999    June 30, 1999
         -----------------------------------------------------------------------------------------
         Patient revenues, net                 $   4,240,709       $  3,170,405       $  9,606,854
         PSN revenues                            114,889,145          6,838,390          8,862,826
         Billing service revenues, net                     -             12,000             31,817
         -----------------------------------------------------------------------------------------

                                               $ 119,129,854       $ 10,020,795       $ 18,501,497
         -----------------------------------------------------------------------------------------


         Advances from HMO

         Advances represent amounts advanced from the HMO to the Company. These advances are due on demand and are being repaid via offsets to future revenues earned from the HMO.

         Goodwill

         In connection with its acquisitions of physician and ancillary practices, the Company has recorded goodwill of $3,783,692 and $2,644,446 as of December 31, 2000 and 1999, respectively, which is the excess of the purchase price over the fair value of the net assets acquired. The goodwill is attributable to the general reputation of these businesses in the communities they serve, the collective experience of the management and other employees, contracts with health maintenance organizations, licenses, relationships between the physicians and their patients, patient lists and other similar intangible assets. The Company evaluates the underlying facts and circumstances related to each acquisition in establishing amortization periods for the related goodwill. The goodwill related to current and prior year's acquisitions is being amortized on a straight-line basis over 10 years.

         The Company continuously evaluates whether events have occurred or circumstances exist which impact the recoverability of the carrying value of long-lived assets and related goodwill, pursuant to Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

--------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

         Trading Securities

         The Company considers all investments in marketable equity securities acquired in its trading account as Trading Securities. Accordingly, unrealized gains and losses are included as a component of earnings. Realized gains or losses are computed based on specific identification of the securities sold.

         Capital Lease Settlement

         During the year ended December 31, 2000, a vendor/lessee to a former subsidiary disposed of during 1999 repossessed equipment from the former subsidiary in partial satisfaction of certain company obligations. In connection with this satisfaction, the Company recorded other income of approximately $572,000.

         Income Taxes

         The Company accounts for income taxes according to Statement of Financial Accounting Standards No. 109, which requires a liability approach to calculating deferred income taxes. Under this method, the Company records deferred taxes based on temporary taxable and deductible differences between the tax bases of the Company's assets and liabilities and their financial reporting bases. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

         New Accounting Pronouncements

         In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB statement No. 125) ("SFAS No. 140"). This statement revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of Statement 125's provisions without reconsideration. The Company has determined that the impact of adopting SFAS No. 140 will not be material to its consolidated financial statements.

         In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133 (an amendment of FASB Statement No. 133). Under the provisions of this statement, the effective date of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), is deferred to fiscal years beginning after June 15, 2000. The Company has determined that the impact of adopting SFAS No. 133 will not be material to its consolidated financial statements.

         Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, ("SAB 101") issued by the Securities and Exchange Commission, became effective beginning the fourth quarter of 2000. SAB 101 had no material impact on the Company's revenue recognition policies.

--------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

         Reclassification

         Certain amounts in the financial statements for the six month period ended December 31, 1999 and the year ended June 30, 1999 have been reclassified to conform with the December 31, 2000 financial statement presentation.

--------------------------------------------------------------------------------
NOTE 2.  ACQUISITIONS AND DISPOSALS
--------------------------------------------------------------------------------

         Alpha Clinical Purchase

         During October 1999, the Company entered into a management agreement with Alpha Clinical Laboratory (Alpha) to act as Alpha's management company for a fee of 10% of Alpha's collections. Concurrently, the Company entered into an unconditional and irrevocable option to purchase or designate a third party to purchase at any time prior to October 31, 2000 all of the outstanding common stock of Alpha. Subsequent to October 1999, the Company began advancing Alpha funds to support its operations. At December 31, 1999 the Company had advanced approximately $210,000 to Alpha. On May 12, 2000 these advances, plus additional advances in 2000 were converted into a promissory note in the amount of $512,000.

         Effective October 1, 2000, the Company acquired Alpha for approximately $1,035,000. The acquisition was accounted for as a purchase. Accordingly, the purchase price was allocated to the net assets acquired based upon their fair market values. In connection with this acquisition, approximately $1,099,000 was allocated to goodwill as follows:

         50,000 shares of the Company's common stock                $    66,767
         Forgiveness of promissory note and other advances              968,000
         ----------------------------------------------------------------------
         Total consideration                                          1,034,767
         Fair value of assets acquired                                 (134,775)
         Fair value of liabilities assumed                              198,769
         ----------------------------------------------------------------------

                                                                    $ 1,098,761
         ----------------------------------------------------------------------

         The results of the operations beginning October 1, 2000 are included in the Company's statement of operations.

--------------------------------------------------------------------------------
NOTE 2.  ACQUISITIONS AND DISPOSALS (Continued)
--------------------------------------------------------------------------------

         Unaudited pro forma results of operations, assuming the business combination had occurred at the beginning of each period, after giving effect to certain adjustments resulting from the acquisition for each of the periods presented below were as follows:


                                                             Unaudited
                                       -----------------------------------------------------
                                            For the            For the           For the
                                           Year Ended      Six Months Ended     Year Ended
                                       December 31, 2000  December 31, 1999   June 30, 1999
         -----------------------------------------------------------------------------------
         Revenue                          $119,372,854      $ 10,182,795       $ 18,825,497

         Net income (loss)                $  4,820,569     ($  6,186,486)     ($ 10,703,816)

         Net income (loss) per share      $       0.29     ($       0.58)     ($       1.49)


         The pro forma data is provided for information purposes only and does not purport to be indicative of results which actually would have been obtained if the combination had been effected at the beginning of each period presented, or of those results which may be obtained in the future.

         Magnetic Imaging Systems I, Ltd. and the Nuclear Magnetic Imaging, Inc.
         (MIS)

         Effective August 31, 1996, the Company acquired MIS for $2,426,984. The purchase price consisted of 585,000 shares of the Company's common stock (valued at $3 per share), $575,923 of notes payable, and related acquisition costs of $106,061. The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. As a result of this acquisition, $2,513,627 was allocated to goodwill.

         In addition to the purchase price the acquisition agreement provided for contingent consideration of 200,000 shares of common stock if MIS achieved earnings before interest, income taxes, depreciation and amortization ("EBITDA") in excess of $1,200,000 for the year ended June 30, 1997 or in excess of $1,500,000 for the year ended June 30, 1998, a total maximum contingent consideration of 400,000 shares, plus additional shares issuable in connection with a price guarantee based upon the company's pre-tax earnings at the first and second anniversary of the transaction. The Company was not liable for any contingent consideration associated with its acquisition of MIS. Effective December 18, 1999, MIS was sold to its former owner in exchange for the settlement of all outstanding litigation with its former owner, the discharge of a note payable of approximately $185,000 and other amounts due to the former owner. Also, the former owner agreed to assume certain liabilities of MIS. In connection with this disposal, the Company recognized a loss of approximately $968,000 during the six months ended December 31, 1999.

--------------------------------------------------------------------------------
NOTE 2.  ACQUISITIONS AND DISPOSALS (Continued)
--------------------------------------------------------------------------------

         Datascan

         Effective September 30, 1996, the Company acquired Datascan of Florida, Inc. (Datascan) for $1,170,529. The purchase price consisted of 300,000 shares of the Company's common stock (valued at $3 per share), related acquisition costs of $42,529 and contingent consideration of 100,000 shares of the Company's common stock (valued at $2.28) issued on June 30, 1997. The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market value. As a result of this acquisition, $429,463 was allocated to goodwill. Effective December 31, 1999, Datascan was sold to its former owner in exchange for the settlement of all outstanding litigation and termination of all Executive Employment Agreements and all stock options held by the former owner. The Buyer also assumed certain third party obligations of the Company. In connection with this disposal, the Company recognized a loss of approximately $1,163,000 during the six months ended December 31, 1999.

         The Practices

         Effective April 1, 1998, the Company acquired two physician practices (the Practices) from Primedica Healthcare, Inc. (Primedica) for $2,431,123. The purchase price consisted of a 7.5% note payable of $3,500,000, which was to be amortized over 20 years, with a balloon payment due on April 1, 2003 (the Promissory Note). The Company discounted this Promissory Note $1,068,877 based upon the Company's incremental borrowing rate at April 1, 1998 (16%). The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. As a result of this acquisition, $1,588,349 was allocated to goodwill.

         During 1999, the Company defaulted on the Promissory Note and a judgement was entered against the Company for $4,745,370. Accordingly, the Promissory Note was increased to $4,745,370, and a loss of $2,206,448 was recorded in the consolidated statement of operations for the year ended June 30, 1999.

         Subsequent to June 30, 1999, the Company and Primedica reached a settlement whereby the Company agreed to pay Primedica $1,513,235, subject to a provision stating that if timely payments were not received by Primedica, the Company would be liable for $4,745,364. On October 26, 1999, the Company was notified by Primedica that it was in default of this settlement agreement.

         In August 2000, the Company and Primedica reached a final settlement agreement providing for full settlement of all Primedica judgments upon a payment of $350,000. In connection therewith, the Company recorded "other income" of approximately $3,500,000 for the year ended December 31, 2000.

--------------------------------------------------------------------------------
NOTE 2.  ACQUISITIONS AND DISPOSALS (Continued)
--------------------------------------------------------------------------------

         Disposal of Dr. Glickman's Practice

         Effective January 31, 1999, one of the Company's physician practices was sold to its former owner for $20,000 cash, the cancellation of a note payable to the former owner of $25,000 and the return of the initial 19,677 shares of the Company's common stock and 19,677 additional shares held in escrow. In connection with the disposal, the Company incurred a loss of approximately $142,000, which is included in loss on disposal of assets in the accompanying consolidated statement of operations for the year ended June 30, 1999.

         Family Medical Plaza, Inc.

         Pursuant to an asset purchase agreement effective December 1, 1998, the Company acquired certain assets and liabilities of Family Medical Plaza Inc. The purchase price consisted of assumed liabilities of approximately $67,000 and the issuance of an 8% promissory note for approximately $38,000. The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. The results of operations beginning December 1, 1998 are included in the Company's statement of operations. As a result of this acquisition $12,622 was recorded as goodwill.

         Advanced Healthcare, Inc.

         Pursuant to an asset purchase agreement effective March 17, 1999, the Company acquired all operating assets and certain liabilities of Advanced Healthcare, Inc. (Advanced) for $512,000. The purchase price consisted of assumed liabilities of approximately $387,000 and payments of approximately $90,000 in cash and 70,000 shares of the Company's common stock (valued at $0.50 per share). At June 30, 1999, the shares were held in escrow and subsequently were released from escrow and issued. The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. The results of operations beginning March 17, 1999 are included in the Company's statement of operations. As a result of this acquisition $125,000 was recorded as goodwill.

         Unaudited pro forma results of operations, assuming the acquisition of Family Medical Plaza, Inc. and Advanced occurred as of the beginning of the fiscal year ended June 30, 1999, after giving effect to certain adjustments such as the elimination of intercompany transactions resulting from the acquisitions were as follows:

                                                                    Unaudited
                                                                 ---------------
                                                                  June 30, 1999
         -----------------------------------------------------------------------
         Revenues                                                  $ 19,749,497
         Net loss                                                 ($ 10,947,319)
         Loss per share                                           ($       1.52)
         -----------------------------------------------------------------------

         The pro forma data is provided for information purposes only and does not purport to be indicative of results which actually would have been obtained if the combination had been effected at the beginning of each period presented, or of those results which may be obtained in the future.

--------------------------------------------------------------------------------
NOTE 2.  ACQUISITIONS AND DISPOSALS (Continued)
--------------------------------------------------------------------------------

         Purchase of Dr. P. Sreekumar

         Effective August 12, 1999, the Company acquired the medical practice of Dr. P. Sreekumar. The purchase price consisted of assumed liabilities of approximately $300,000, cash of $200,000 and the issuance of a note payable in the amount of $300,000. The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. The results of operations beginning August 13, 1999 are included in the Company's statement of operations for the six month period ended December 31, 1999. As a result of this acquisition approximately $700,000 was recorded as goodwill.

         Purchase of Dr. Federgreen

         Pursuant to an asset purchase agreement effective December 30, 1999, the Company acquired certain assets of the Medical practice of Dr. Federgreen. The purchase price consisted of a $120,000 note payable. The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. The results of operations beginning January 1, 2000 are included in the Company's statement of operations. As a result of this acquisition approximately $120,000 was recorded as goodwill.

         In addition to the purchase consideration, the Company is potentially liable for additional consideration based on the amount of adjusted pre-tax earnings for the first year of operations, on a scalable basis up to $60,000 if earnings are $225,000 or above.

         Unaudited pro forma results of operations, assuming the acquisition of the Sreekumar and Federgreen practices occurred as of the beginning of the six month ended December 31, 1999 and the year ended June 30, 1999, after giving effect to certain adjustments such as the elimination of intercompany transactions resulting from the acquisitions were as follows:

                                                         Unaudited
                                            ------------------------------------
                                             Six Month Ended        Year Ended
                                            December 31, 1999      June 30, 1999
         -----------------------------------------------------------------------
         Revenues                             $ 10,560,795         $ 19,581,497
         Net loss                            ($  5,874,486)       ($ 10,079,816)
         Loss per share                      ($       0.55)       ($       1.40)
         -----------------------------------------------------------------------

         The pro forma data is provided for information purposes only and does not purport to be indicative of results which actually would have been obtained if the combination had been effected at the beginning of each period presented, or of those results which may be obtained in the future.

--------------------------------------------------------------------------------
NOTE 3.  PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

         Property and equipment consisted of the following:

                                                               December 31, 2000
         -----------------------------------------------------------------------
         Computer and office equipment under capital lease        $   396,000
         Machinery and medical equipment                              264,020
         Furniture and fixtures                                       582,187
         Leasehold improvements                                       441,153
         Computer and office equipment                                504,115
         Automobile equipment                                          61,380
         -----------------------------------------------------------------------
                                                                    2,248,855
         Less accumulated depreciation and amortization            (1,149,163)
         -----------------------------------------------------------------------
                                                                  $ 1,099,692
         -----------------------------------------------------------------------

         Accumulated amortization of computer equipment and office equipment under capital leases was $307,183 at December 31, 2000

         Depreciation and amortization expense totaled approximately $286,800, $594,000 and $1,361,000 for the year ended December 31, 2000, the six months ended December 31, 1999 and for the year ended June 30, 1999, respectively.

--------------------------------------------------------------------------------
NOTE 4.  INVESTMENTS
--------------------------------------------------------------------------------

         During the year ended June 30, 1999, the Company disposed of all investments in trading securities. The change in unrealized gain (loss) on trading securities for the year ended June 30, 1999 was $85,314. These changes are included in other income (expense) in the consolidated statements of operations.

         Net realized losses on sales of trading securities for the period ended June 30, 1999 were $131,452 and are included in other income (expense) in the consolidated statements of operations.

--------------------------------------------------------------------------------
NOTE 5.  LINE OF CREDIT FACILITIES
--------------------------------------------------------------------------------

         During June 1999, the Company entered into a three year line of credit agreement providing for maximum borrowings not to exceed $2,000,000. Any outstanding amounts under this credit facility are collateralized by substantially all assets of the Company and the Company can borrow up to 85% of eligible accounts receivable, as defined. This facility bears interest at prime plus 4% with repayments made directly through a lock box arrangement. At December 31, 2000, $811,100 was outstanding on this credit facility.

--------------------------------------------------------------------------------
NOTE 5.  LINE OF CREDIT FACILITIES (Continued)
--------------------------------------------------------------------------------

         Subsequent to year end $377,009 of the line of credit balance was refinanced on a long-term basis and is reflected as a long-term liability at December 31, 2000.

--------------------------------------------------------------------------------
NOTE 6.  UNEARNED REVENUE
--------------------------------------------------------------------------------

         On August 22, 2000, the Company entered into a Pharmacy Services Agreement (Pharmacy Agreement) with a medical management and software company (Pharmacy Consultant), to provide consulting, technology, and software services for the Company's start-up pharmacy operation, for an initial term of three years. In connection with this agreement, the Pharmacy Consultant paid the Company $500,000, subject to return if the Company elects to cancel the Pharmacy Agreement under certain provisions. Of this amount approximately $56,000 has been recognized as revenue during the year ended December 31, 2000, and approximately $167,000 and $278,000 are included as unearned revenue - current liabilities and unearned revenue -long term, respectively, in the accompanying balance sheet.

         On October 6, 2000, the Company received an additional $500,000 in funding from the Pharmacy Consultant in connection with a 10 year exclusive preferred provider agreement. This amount may be required to be repaid, together with interest at prime plus 2%, should the Company default or elect to cancel the Agreement. Of this $500,000, approximately $38,000 has been recognized as revenue during the year ended December 31, 2000, and approximately $150,000 and $312,000 are included as unearned revenue - current liabilities and unearned revenue -long term, respectively, in the accompanying balance sheet.

--------------------------------------------------------------------------------
NOTE 7.  CAPITAL LEASE OBLIGATIONS
--------------------------------------------------------------------------------

         The Company is obligated under capital leases relating to certain of its property and equipment. Future minimum lease payments for capital lease obligations as of December 31 were as follows:

         2001                                                            $45,605
         2002                                                             27,790
         2003                                                             10,527
         -----------------------------------------------------------------------
                                                                          83,922
         Less amount representing interest                                14,297
         -----------------------------------------------------------------------
                                                                          69,625
         Less current maturities                                          35,978
         -----------------------------------------------------------------------
                                                                         $33,647
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 8.  LONG-TERM DEBT
--------------------------------------------------------------------------------


         Long-term debt consisted of the following:

         Note payable to HMO in connection with the Advanced acquisition (Note 3);          $      277,599
           interest at 5%, increased to 14% if note defaults; payable in 60 monthly installments of $7,489 commencing May 1, 1999; collateralized by accounts receivable and property and equipment.

         Notes payable with interest prepaid in the form of one share of the Company's common stock for each dollar loaned, plus additional interest upon default; principal payable in 6 equal installments.  The holders of these notes have the right to convert the outstanding obligation to common
              stock at $1 per share at any time.                                                   252,991

         Note payable to former owner of Federgreen practice; non-interest bearing;
              payable in installments of $10,000 commencing January 2000.                           23,943

         Promissory notes, unsecured, with interest at 12%, increased to 18% upon default, due and payable at various dates from May to June 2001.  The holders have the right to convert into common stock at varying prices from $0.75 to $1.00 per share, at any time.  The Company has the right, but not the obligation to convert to stock, if the common stock price of the Company is at $1.40 or greater for 20 consecutive trading days.  The notes have 225,000 attached warrants at prices ranging from $1.00 to
              $1.50 with the provision that the payee must exercise the warrants if the
              Company's closing stock price is from $1.75 to $2.00 for 30 consecutive
              trading days.                                                                        463,794

         Promissory note to shareholder of the Company, interest at 8% due and payable
              on July 31, 2001, or as otherwise agreed to by the parties.                          100,000

         Promissory note, interest at 10%, due on demand; collateralized by
              substantially all assets of the Company.                                             100,000
         -------------------------------------------------------------------------------------------------
                                                                                                 1,218,327

         Less current maturities                                                                 1,022,697
         -------------------------------------------------------------------------------------------------

         Long-term debt                                                                     $      195,630
         -------------------------------------------------------------------------------------------------


         Aggregate maturities of long-term debt for years subsequent to December 31, 2000 are as follows:

         2001                                                         $1,022,697
         2002                                                             80,452
         2003                                                             85,344
         2004                                                             29,834
         -----------------------------------------------------------------------
                                                                      $1,218,327
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 9.  RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

         Office Rent

         The Company rented one of its office facilities from an individual who is the former majority owner of MIS and director of the Company, and another office facility from a company owned 50% by this individual. Total rent expense related to these leases amounted to approximately $105,000 for the six month period ended December 31, 1999 and $269,000 for the year ended June 30, 1999. These leases were canceled in December 1999. (Note 2)

         Due to Related Parties

         During 1998, the Company entered into an agreement with an entity controlled by the current President of the Company (Related Consultant). Under the agreement, the Related Consultant provides consulting services to the Company. Fees and expenses paid to the Related Consultant for services amounted to approximately $40,000 for the year ended December 31, 2000 for amounts outstanding at December 31, 1999, $60,000 for the six month period ended December 31, 1999 and $142,000 for the year ended June 30, 1999.

         For the year ended December 31, 2000, the six month period ended December 31, 1999 and the year ended June 30, 1999, approximately $238,000, $26,000 and $220,000, respectively of Company expenses were paid by the former owner of GMA, who is presently a shareholder of the Company. At December 31, 2000, $92,800 and $100,000 of these amounts were included in due to related parties and current maturities of long term debt, respectively, in the accompanying balance sheet.

--------------------------------------------------------------------------------
NOTE 10. INCOME TAXES
--------------------------------------------------------------------------------

         The components of income taxes were as follows:


                                                   Year Ended      Six months ended     Year Ended
                                               December 31, 2000  December 31, 2000   June 30, 1999
         ------------------------------------------------------------------------------------------
         Provision (Benefit) For Income Taxes
         Current
              Federal                              $      --         $      --         $      --
              State                                       --                --                --

         Deferred
              Federal                                1,616,000        (1,669,000)       (3,353,000)
              State                                    278,000          (288,000)         (381,000)

         Change in Valuation Allowance              (1,894,000)        1,957,000         3,734,000
         ------------------------------------------------------------------------------------------

         Income Tax Benefit                        $      --         $      --         $      --
         ------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
NOTE 10. INCOME TAXES (Continued)
--------------------------------------------------------------------------------

         The effective tax rate for the year ended December 31, 2000, differed from the federal statutory rate due principally to state income tax benefits of approximately $278,000, a decrease in the valuation allowance of approximately $1,894,000 and permanent and other differences of approximately $121,000.

         The effective tax rate for the six months ended December 31,1999, differed from the federal statutory rate due to state income tax benefits of approximately $288,000, an increase in the valuation allowance of approximately $1,957,000 and permanent and other differences of approximately $369,000.

         The effective tax rate for the year ended June 30, 1999 differed from the federal statutory rate due to state income tax benefits of approximately $381,000, an increase in the valuation allowance of approximately $3,734,000 and permanent and other differences of approximately $156,000.

         The Company has net operating loss carryforwards totalling approximately $18,583,000, expiring in various years through 2019.

         At December 31, 2000, approximate deferred tax assets and liabilities were as follows:

         Deferred tax assets:
         Allowances for doubtful accounts                           $   918,000
         Amortization                                                    36,000
         Net operating loss carryforward                              6,898,000
         ----------------------------------------------------------------------
         Total deferred tax assets                                    7,852,000
         ----------------------------------------------------------------------

         Deferred tax liabilities:
         Cash basis subsidiaries                                        801,000
         Depreciation                                                    58,000
         ----------------------------------------------------------------------
         Total deferred tax liabilities                                 859,000
         ----------------------------------------------------------------------

         Net deferred tax asset                                       6,993,000
         Less valuation allowance                                    (6,993,000)
         ----------------------------------------------------------------------

                                                                    $      --
         ----------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 11. STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

         At December 31, 2000, the Company has authorized 40,000,000 shares of par value $0.001 common stock, with 21,717,233 shares issued and outstanding. Additionally, the Company has authorized 10,000,000 shares of preferred stock, with 5,000 shares issued and outstanding.

--------------------------------------------------------------------------------
NOTE 11. STOCKHOLDERS' EQUITY (Continued)
--------------------------------------------------------------------------------

         The Company completed an initial public offering of its common stock effective February 13, 1997, and issued 825,000 shares of common stock at a price of $6.00 per share. As part of the offering, the Company issued 1,650,000 redeemable common stock purchase warrants at a purchase price of $0.15 per warrant plus 247,500 additional warrants under an over-allotment agreement, also at $0.15 per warrant. Each warrant entitled the holder to purchase one share of common stock at $7.00 per share during the four year period commencing thirty days after the effective date of the offering. The initial public offering generated net proceeds to the Company of $3,428,645.

         At December 31, 2000, the Company has 3,342,850 warrants outstanding.

         During the year ended June 30, 1998, the Company completed two separate placements of non-voting preferred stock. The Company authorized 30,000 shares of Series A preferred stock, par value $.001, of which 5,000 were issued during the year ended June 30, 1998. Each share of Series A preferred stock has a stated value of $100 and pays dividends equal to 10% of the stated value per annum. At December 31, 2000, the aggregate and per share amounts of cumulative dividend arrearages were approximately $166,667 and $33.40. Each share of Series A preferred stock is convertible into shares of common stock at the option of the holder at the lesser of 85% of the average closing bid price of the common stock for the ten trading days immediately preceding the conversion or $6.00. The Company has the right to deny conversion of the Series A preferred stock, at which time the holder shall be entitled to receive and the Company shall pay additional cumulative dividends at 5% per annum, together with the initial dividend rate to equal 15% per annum. At December 31, 2000 there were 5,000 series A preferred shares issued and outstanding. In the event of any liquidation, dissolution or winding up of the Company, holders of the Series A preferred stock shall be entitled to receive a liquidating distribution before any distribution may be made to holders of common stock of the Company.

         The Company has also designated 7,000 shares of preferred stock as Series B preferred stock, with a stated value of $1,000 per share. During the year ended June 30, 1998, 1,200 shares of Series B preferred stock were issued. Holders of the Series B preferred stock are entitled to receive, whether declared or not, cumulative dividends equal to 5% per annum. Each share of Series B preferred stock is convertible into such number of fully paid and nonassessable shares of common stock as is determined by dividing the stated value by the conversion price. The conversion price shall be the lesser of the market price, as defined or $4.00. From September 1998 to October 1999, all Series B preferred shares were converted into 3,597,305 shares of the Company's commons stock at various prices. At December 31, 2000, there were no shares of series B preferred stock issued and outstanding.

         During 2000, the Company borrowed approximately $1,600,000 from a private trust. In connection therewith, the Company issued 1,832,768 shares of its common stock during September 2000 as repayment of such debt.

--------------------------------------------------------------------------------
NOTE 12. STOCK OPTIONS
--------------------------------------------------------------------------------

         The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") in 1997. The Company has elected to continue using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for employee stock options. Accordingly, compensation expense has been recorded to the extent that the market value of the underlying stock exceeded the exercise price at the date of grant. For the year ended December 31, 2000 compensation costs related to stock options amounted to approximately $132,106. For the six month period ended December 31, 1999 and year ended June 30, 1999, compensation costs related to stock options amounted to approximately $97,200 and $729,600, respectively.

         Stock option activity for the year ended December 31, 2000 was as follows:

                                                   Number of    Weighted Average
                                                    Options      Exercise Price
         -----------------------------------------------------------------------

         Balance, December 31, 1999                 2,643,692       $   3.70
         Granted during the year                    3,868,000       $   1.21
         Exercised and returned during the year      (357,028)      $   0.53
         Forfeited during the year                 (1,103,217)      $   1.42
         -----------------------------------------------------
         Balance, end of the year                   5,051,447       $   1.88
         =====================================================

         Exercisable at end of the year             3,317,975       $   2.06
         =====================================================

         The following table summarizes information about stock options outstanding at December 31, 2000:


                                                    Options Outstanding                      Options Exercisable
                                            -------------------------------------    ------------------------------------
                                                              Weighted Average                        Weighted Average
                                              Number of          Remaining             Number of          Remaining
                       Exercise Price          Options        Contractual Life          Options       Contractual Life
                  ---------------------------------------------------------------    ------------------------------------
                  $0.100 - $ 1.000             3,109,197            4.9                 1,925,725            3.8
                  $1.250 - $ 2.000               659,450            4.3                   484,450            3.9
                  $2.500 - $ 3.000               490,700            2.7                   390,700            2.1
                  $3.125 - $ 5.000               214,100            4.1                    89,100            2.5
                  $5.250 - $ 8.000               397,000            3.5                   329,500            1.6
                  $9.000 - $18.000               181,000            1.5                    98,500            1.9
                                            ------------                             ------------

                                               5,051,447                                3,317,975
                                            ============                             ============


--------------------------------------------------------------------------------
NOTE 12. STOCK OPTIONS (Continued)
--------------------------------------------------------------------------------

         The weighted average fair value per option as of grant date was $0.21 for stock options granted during the year ended December 31, 2000. The determination of the fair value of all stock options granted during the year ended December 31, 2000 was based on (i) risk-free interest rate of 5.3%, (ii) expected option lives ranging from 1 to 7 years, depending on the vesting provisions of each option, (iii) expected volatility in the market price of the Company's common stock of 100%, and (iv) no expected dividends on the underlying stock.

         The following table summarizes the pro forma consolidated results of operations of the Company as though the fair value based accounting method in SFAS 123 had been used in accounting for stock options.

                                                                  Period Ended
                                                               December 31, 2000
         -----------------------------------------------------------------------
         Net income                                              $   4,399,555

         Net income per share                                    $        0.24

         Stock option activity for the six month period ended December 31, 1999 was as follows:


                                                        Number of   Weighted Average
                                                         Options     Exercise Price
         ---------------------------------------------------------------------------
         Balance, June 30, 1999                         2,383,842       $   4.27
         Granted during the period                        507,000       $   0.37
         Exercised and returned during the period            --         $   --
         Forfeited during the period                     (247,150)      $   4.29
         ========================================================

         Balance, end of the period                     2,643,692       $   3.70
         ========================================================

         Exercisable at end of the period               1,907,554       $   3.54
         ========================================================


         The following table summarizes information about stock options outstanding at December 31, 1999:


                                                    Options Outstanding                      Options Exercisable
                                            -------------------------------------    ------------------------------------
                                                              Weighted Average                        Weighted Average
                                              Number of          Remaining             Number of          Remaining
                       Exercise Price          Options        Contractual Life          Options       Contractual Life
                  ---------------------------------------------------------------    ------------------------------------
                  $0.100 - $ 1.000             1,333,125            4.1                   634,004            4.3
                  $1.250 - $ 2.000               217,000            4.2                   227,333            4.2
                  $2.500 - $ 3.000               491,017            3.2                   471,317            3.0
                  $3.125 - $ 5.000               147,050            3.3                   139,400            3.1
                  $5.250 - $ 8.000               280,000            2.9                   260,000            2.7
                  $9.000 - $18.000               175,500            3.2                   175,500            3.2
                                            ------------                             ------------

                                               2,643,692                                1,907,554
                                            ============                             ============


--------------------------------------------------------------------------------
NOTE 12. STOCK OPTIONS (Continued)
--------------------------------------------------------------------------------

         The weighted average fair value per option as of grant date was $0.12 for stock options granted during the six month period ended December 31, 1999. The determination of the fair value of all stock options granted during the six month period ended December 31, 1999 was based on (i) risk-free interest rate of 6.1%, (ii) expected option lives ranging from 5 to 7 years, depending on the vesting provisions of each option, (iii) expected volatility in the market price of the Company's common stock of 100%, and (iv) no expected dividends on the underlying stock.

         The following table summarizes the pro forma consolidated results of operations of the Company as though the fair value based accounting method in SFAS 123 had been used in accounting for stock options.

                                             Period ended          Year ended
                                             December 31,         June 30, 1999
         -----------------------------------------------------------------------

         Net loss                           $   (6,052,057)      $  (10,588,216)

         Net loss per share                 $        (0.56)      $        (1.47)

         During the six month period ended December 31, 1999, no options were exercised, and 247,150 options were returned. During the year ended June 30, 1999, 252,318 options were exercised with net proceeds of $90,000 to the Company, plus the return of 8,182 options.

--------------------------------------------------------------------------------
NOTE 13. COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

         Leases

         The Company leases office and medical facilities under various non-cancelable operating leases. Approximate future minimum payments under these leases for the years ended December 31, are as follows:

         2001                                                         $  511,000
         2002                                                            564,000
         2003                                                            310,000
         2004                                                            288,000
         2005                                                            266,000
         Thereafter                                                      177,000
         -----------------------------------------------------------------------

         Total                                                        $2,116,000
         =======================================================================

--------------------------------------------------------------------------------
NOTE 13. COMMITMENTS AND CONTINGENCIES (Continued)
--------------------------------------------------------------------------------

         Employment Contracts

         The Company has employment contracts with certain executives, physicians and other clinical and administrative employees. Future annual minimum payments under these employment agreements for the years ended December 31, are as follows:

         2001                                                         $  806,000
         2002                                                            384,000
         2003                                                            329,000
         2004                                                            228,000
         -----------------------------------------------------------------------

                                                                      $1,747,000
         =======================================================================

         Under the terms of the employment agreement with the Company's Chief Executive Officer (CEO), if the Compnay terminates the CEO without good cause, the Company would be obligated to continue to pay all salary and any current and future bonuses that would have been earned under the agreement. The CEO would also be entitled to all stock options earned or not yet earned through the full term of the agreement and the Company would be required to register all shares owned, directly or indirectly by the CEO.

         Litigation

         The Company is a party to various claims arising in the ordinary course of business. Management believes that the outcome of these matters will not have a materially adverse effect on the financial position or the results of operations of the Company.

         Payroll Taxes Payable

         The Company has unpaid payroll tax liabilities owed to the Internal Revenue Service (IRS) totaling approximately $2,509,000, including penalties and interest. The Company has negotiated an installment plan with the IRS whereby the Company will make monthly installments ranging from $50,000 to $100,000 a month until the amount is retired. At December 31, 2000, the Company had recorded payroll tax liabilities and related interest of approximately $2,115,000 of which $675,000 is included in accrued expenses and $1,440,000 is reflected as payroll taxes payable - long term in the accompanying balance sheet. No penalties have been accrued as the Company believes it will be successful in obtaining a waiver of the penalties. At December 31, 2000, management believes maximum penalties that can be imposed approximates $400,000.

--------------------------------------------------------------------------------
NOTE 14. CONCENTRATIONS
--------------------------------------------------------------------------------

         Revenue Concentration and Economic Dependency

         During the year ended December 31, 2000, six month period ended December 31, 1999 and year ended June 30, 1999 one HMO accounted for approximately 96%, 68% and 48% of revenue, respectively. The loss of this contract with the HMO could significantly impact the operating results of the Company.

-------------------------------------------------------------------------------
NOTE 15.  SUBSEQUENT EVENTS
-------------------------------------------------------------------------------

         Subsequent to year end the Company issued 720,000 shares to accredited investors, in connection with a private placement, resulting in proceeds of $720,000 that were used for working capital.

         Equity Line of Credit Agreement

         On March 30, 2001 the Company entered into an equity line of credit agreement with a British Virgin Islands corporation (Purchaser), in order to establish a possible source of funding for the company's planned operations. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility (Equity Facility).

         Under the Equity Facility, Purchaser has agreed to provide the Company with up to $12,000,000 of funding during the twenty-four (24) month period following the date of an effective registration statement. During this twenty-four (24) month period, the Company may request a drawdown under the equity line of credit by selling shares of its common stock to Purchaser, and Purchaser will be obligated to purchase the shares. The Company may request a drawdown once every 27 trading days, although the Company is under no obligation to request any drawdowns under the Equity Facility.

         During the 22 trading days following a drawdown request, the Company will calculate the amount of shares it will sell to Purchaser and the purchase price per share. The purchase price per share of common stock will based on the daily volume weighted average price of the Company's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 10%. The Company will receive the purchase price less a placement agent fee payable to a registered broker-dealer (Placement Agent) equal to 7% of the aggregate purchase price. Purchaser may then resell all or a portion of these shares. Placement Agent introduced Purchaser to the Company.

         The minimum amount the Company can draw down at any one time is $100,000. The maximum amount the Company can draw down at any one time is the lesser of $750,000 or the amount equal to six percent (6%) of the weighted average price of the Company's common stock for the sixty
         (60) calendar days prior to the date of the drawdown request, multiplied by the total trading volume of the Company's common stock for the sixty (60) calendar days prior to the date of the drawdown request.

         Grant of Warrants

         Upon closing of the equity line of credit Agreement, the Company paid to Purchaser's legal counsel, $25,000 to cover its legal and administrative expenses. As consideration for extending the equity line of credit, the Company granted Purchaser warrants to purchase up to the number of shares equaling $720,000 based upon the average closing price of the Company's common stock for the 15 trading days prior to the closing of this agreement (Base Price). The warrant entitles the Purchaser to purchase such shares for 120% of the Base Price at any time prior to March 30, 2004. As partial consideration for Placement Agent's services in connection with this offering, the Company granted Placement Agent warrants to purchase up to the number of shares equaling $840,000 based upon the Base Price, for 110% of the Base Price, any time prior to March 30, 2004.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                              Page
                                              ----

Available Information........................
Prospectus Summary...........................   2
Forward-Looking Statements...................   5
Risk Factors.................................   6
Capitalization...............................  12
Price Range of Common Stock
   and Dividend Policy.......................  13
Use of Proceeds..............................  14
Management's Discussion and
  Analysis or Plan of Operation.............   15
Business.....................................  20
Management...................................  26
Executive Compensation.......................  29
Certain Transactions.........................  34
Principal Shareholders.......................  35
Description of Securities....................  37
Selling Securityholders......................  49
Shares Eligible for Future Sale..............  58
Legal Matters................................  59
Experts......................................  59
Additional Information.......................  59
Financial Statements.........................






    11,540,832 SHARES

   METROPOLITAN HEALTH
     NETWORKS, INC.





       PROSPECTUS




   ________________, 2001

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation (the "Articles") and Bylaws provide that we shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

         The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses payable by the us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee....................................... $    7000
Legal Fees and Expenses*..............................................    25,000
Accounting Fees and Expenses*.........................................     2,500
Financial Printing*...................................................     2,500
Transfer Agent Fees*..................................................     1,000
Blue Sky Fees and Expenses*...........................................       ---
Miscellaneous*........................................................     1,000

          TOTAL.......................................................  $ 39,000

* Estimated
None of the foregoing expenses are being paid by the selling securityholders.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Recent Sales of Unregistered Securities

         On June 8, 1999 we issued warrants to purchase 58,225 shares of our common stock exercisable at $.687 per share to an a financial advisor as compensation for services provided in connection with debt financing we received in 1998. The warrants are exercisable until June 8, 2004. The issuance of these warrants was exempt from registration under Section 4(2) of the Securities Act. The principals of the advisor received information and had the opportunity to ask questions regarding our company. The warrants contained the appropriate restrictive legends and the entity purchased for investment purposes.

         In December 1999 we issued convertible debentures in the aggregate amount of $98,000 to 6 accredited investors. We received $98,000 in proceeds from the sale of these convertible debentures. There were no underwriting discounts nor commissions relating to the sales. The investors received an aggregate of 98,000 shares of our common stock in connection with the issuance of the convertible debentures. These convertible debentures were subsequently converted into shares of our common stock at $.50 per share or a total of 196,000 shares of common stock. These convertible debentures and shares of common stock were issued under the exemption from registration provided by
Section 4(2) of the Securities Act. Each investor received current information about our company and had the opportunity to ask questions about our company. These investors purchased the shares for investment purposes and the shares they received were marked with the appropriate restrictive legend.

         In January 2000 we issued convertible debentures in the aggregate amount of $692,951 to 39 accredited investors. Of these investors, two were affiliates of our company. We received $692,951 in proceeds from the sale of these convertible debentures. There were no underwriting discounts nor commissions relating to the sales. The investors received an aggregate of 692,951 shares of our common stock in connection with the issuance of the convertible debentures. To date, 24 of these investors have converted their convertible debentures into shares of our common stock at $1.00 per share for an aggregate of 344,232 shares of our common stock. The remaining convertible debentures were due December 15, 2000. The convertible debentures and shares of common stock were issued under the exemption from registration provided by
Section 4(2) of the Securities Act. Each investor received current information about our company and had the opportunity to ask questions about our company. These investors purchased the shares and debentures for investment purposes and the shares and debentures they received were marked with the appropriate restrictive legend.

         In March 2000 we entered into equity purchase agreements with 30 accredited investors, four of which were affiliates of our company. These investors received an aggregate of 601,000 shares of our common stock at a purchase price of $1.25 per share. We received approximately $751,250 in proceeds from the sale of these shares. There were no underwriting discounts nor commissions relating to the sales. The shares of common stock were issued under the exemption from registration provided by Section 4(2) of the Securities Act. Each investor received current information about our company and had the opportunity to ask questions about our company. These investors purchased the shares for investment purposes and the shares they received were marked with the appropriate restrictive legend.

         On September 8, 2000 we sold 250,000 shares of common stock to an individual non U.S. accredited investor at a purchase price of $375,000 or $1.50 per share. In addition, this investor received warrants to purchase an aggregate of 200,000 shares of our common stock, 50,000 are exercisable at $3.00 per share; 50,000 are exercisable at $4.00 per share; 50,000 are exercisable at $5.00 per share; and 50,000 are exercisable at $6.00 per share. There were no underwriting discounts nor commissions relating to the sales. We received proceeds of $375,000 from the sale of these securities. The shares and warrants were issued under the exemption from registration provided by Regulation S under the Securities Act. The investor received current information regarding our company and had the opportunity to ask questions about our company.

         In September 2000 we converted outstanding promissory notes in the aggregate amount of $1,646,501 held by an accredited investor into 1,832,768 shares of our common stock. These promissory notes were originally issued in lieu of loans made to our company. The shares issued as payment on these promissory notes were valued at approximately $.90 per share. These shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act. These individuals had access to current information and the ability to ask questions. The shares were marked with the appropriate restrictive legend.

         On October 24, 2000 we issued 58,333 shares of our common stock to a company that provided billing services to our company. The shares were issued as consideration for services provided under a settlement agreement we entered into with the company. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act. The shares received by the company contained the appropriate restrictive legends.

         In November 2000 we issued a $450,000, 12% convertible debenture to an individual accredited investor and shareholder of our company. This investor also received warrants to purchase 75,000 shares of our common stock exercisable at $1.00 per share and warrants to purchase 150,000 shares of our common stock exercisable at $1.50 per share. We received proceeds of $450,000 from the issuance of this convertible debenture. There were no underwriting discounts nor commissions. The convertible debenture was subsequently converted into 519,776 shares of our common stock. The convertible debentures and shares of common stock were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The investor received current information about our company and had the opportunity to ask questions about our company. He purchased the shares and debentures for investment purposes and the shares and debentures he received were marked with the appropriate restrictive legend.

         In November 2000 we sold warrants to purchase 100,000 shares of our common stock to an individual accredited investor. These warrants were subsequently exercised in March 2001. The issuance of these warrants and underlying common stock was exempt from registration under Section 4(2) of the Securities Act. The investor had the opportunity to ask questions regarding our company and had access to relevant information regarding our company. The warrants and underlying shares of common stock we issued were marked with the appropriate restrictive legends.

         In December 2000 we issued 14,000 shares of our common stock to a medical doctor under a contract settlement agreement. The settlement agreement arose from additional consideration for the purchase of his medical practice. This individual had access to current information regarding our company and had the opportunity to ask questions regarding our company. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act. The individual received shares containing the appropriate restrictive legends.

         In December 2000 we issued a $50,000, 12% convertible debenture to an individual non U.S. accredited investor and shareholder of our company. This investor also received warrants to purchase 25,000 shares of our common stock exercisable at $1.50 per share. We received proceeds of $50,000 from the issuance of this convertible debenture. There were no underwriting discounts nor commissions. The convertible debenture was subsequently converted into 52,219 shares of our common stock. The shares, debentures and warrants were issued under the exemption from registration provided by Regulation S under the Securities Act. The investor received current information regarding our company and had the opportunity to ask questions about our company.

         In January 2001 we entered into equity purchase agreements with 8 accredited investors. These investors received an aggregate of 720,000 shares of our common stock at a purchase price of $1.00 per share. We received $720,000 in proceeds from the sale of these shares. There were no underwriting discounts nor commissions relating to the purchase agreements. The shares of common stock were issued under the exemption from registration provided by Section 4(2) of the

Securities Act. Each investor received current information about our company and had the opportunity to ask questions about our company. These investors purchased the shares for investment purposes and the shares they received were marked with the appropriate restrictive legend.

         Under an agreement dated February 1, 2001 we issued 25,000 shares to an advisor in consideration for acting as a non-exclusive corporate financial advisor for a period of 24 months. The advisor may also earn an additional 25,000 shares under certain performance criteria objectives. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act. The financial advisor had the opportunity to ask questions regarding our company and had access to relevant information regarding our company. The shares received by the advisor contained the appropriate restrictive legends.

         Under an agreement dated March 1, 2001 we issued warrants to purchase 200,000 shares of our common stock to a consultant in consideration for providing our company with financial advisory services for a period of 12 months. The warrants are exercisable at $2.25 per share of common stock. The issuance of these warrants was exempt from registration under Section 4(2) of the Securities Act. The consultant had the opportunity to ask questions regarding our company and had access to relevant information regarding our company. The warrants received by the consulting company contained the appropriate restrictive legends.

         Under an investment banking agreement dated March 1, 2001 we issued 43,750 shares of our common stock to a consultant in consideration for providing our company with business consulting services. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act. The consultant had the opportunity to ask questions regarding our company and had access to relevant information regarding our company. The shares received by the consultant contained the appropriate restrictive legends.

         On March 10, 2001, we issued 50,000 shares of our common stock to an officer and director of our company. These shares were issued under a compensation agreement. The options were issued under Section 4(2) of the Securities Act and are marked with the appropriate restrictive legends.

         Under a settlement agreement and mutual general release dated March 19, 2001 we issued 100,000 shares of our common stock to an individual physician. The shares were issued as compensation for the physician entering into the settlement agreement and mutual release with our company. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act. The physician had the opportunity to ask questions regarding our company and had access to relevant information regarding our company. The shares received by the physician contained the appropriate restrictive legends.

         Under a financial advisory and consulting agreement dated March 27, 2001 we issued warrants to purchase 200,000 shares of our common stock in consideration for providing consulting advice relating to financial and other similar matters. The warrants are exercisable until March 27, 2004 at prices ranging from $1.10 per share to $1.50 per share. The issuance of these warrants was exempt from registration under Section 4(2) of the Securities Act. The consultant had the opportunity to ask questions regarding our company and had access to relevant information regarding our company. The warrants received by the consulting company contained the appropriate restrictive legends.

         On March 30, 2001, we issued warrants to purchase an aggregate of 940,000 shares of our common stock to Copira Investments Inc. and GKN Securities as consideration for an equity line of credit. The warrants are exercisable at $1.88 per share. Copira and GKN are accredited investors. The shares were issued under the exemption provided by Section 4(2) of the Securities Act.

         On March 30, 2001 we sold 27,500 shares of our common stock and warrants to purchase an aggregate 16,667 shares of our common stock to an accredited investor. The warrants are exercisable at prices ranging from $2.50 to $4.00. We also issued the investor a $67,000, 8% convertible debenture. The convertible debenture is convertible at $2.50 per share and is due March 30, 2004. We received approximately $100,000 in gross proceeds from the sale of our shares, warrants and convertible debenture. We paid a 7% cash commission to a placement agent. The placement agent also received warrants to purchase 4,258 shares of our common stock exercisable at $1.20 per share. The shares of common stock, warrants and debenture were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The investor received current information about our company and had the opportunity to ask questions about our company. The investor purchased the securities for investment purposes and the securities he received were marked with the appropriate restrictive legend.

         In April 2001 we issued options to purchase 100,000 share of our common stock to our legal counsel as consideration for services provided. The options are exercisable at $1.00 per share. The issuance of these options was exempt from registration under Section 4(2) of the Securities Act. The firm had the opportunity to ask questions regarding our company and had access to relevant information regarding our company. The options received by the firm contained the appropriate restrictive legends.

         In April, 2001 we sold an aggregate of 1,677,778 shares of our common stock to 3 accredited investors. The shares were sold for $1.80 per share. We received $3,020,000 in gross proceeds from the sale of these shares. We paid a placement agent a commission of 50,333 shares of our common stock in connection with this offering. This commission equaled approximately 3% of the total offering. The shares of common stock were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The investors received current information about our company and had the opportunity to ask questions about our company. The investors purchased the shares for investment purposes and the shares they received were marked with the appropriate restrictive legend.

         In April, 2001 we also sold an aggregate of 175,000 shares of our common stock to 2 accredited investors. The shares were sold for $1.60 per share. We received $280,000 in proceeds from the sale of these shares. There were no underwriting discounts nor commissions relating to the sales. The shares of common stock were issued under the exemption from registration provided by
Section 4(2) of the Securities Act. The investors received current information about our company and had the opportunity to ask questions about our company. The investors purchased the shares for investment purposes and the shares they received were marked with the appropriate restrictive legend.

         On April 2, 2001 we sold 105,000 shares of our common stock to an individual accredited investor. The shares were sold at a purchase price of $125,000 or approximately $1.19 per share. We received $125,000 in proceeds from the sale of these shares. There were no underwriting discounts nor commissions relating to the sale. The shares of common stock were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The investor received current information about our company and had the opportunity to ask questions about our company. The investor purchased the shares for investment purposes and the shares he received were marked with the appropriate restrictive legend.

         In May 2001 we sold 350,000 shares of our common stock to an accredited investor for a total purchase price of $647,500 per share or $1.85 per share. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act. The investor had access to information concerning our company had the ability to ask questions regarding our company. The investor represented that he was purchasing the shares for investment purposes. The shares were marked with the appropriate restrictive legends.

         On May 4, 2001 we issued warrants to purchase 15,000 shares of our common stock to a financial consultant as consideration for providing financial and other advisory consulting services. The warrants are exercisable at $1.85 per share. The warrants expire on May 4, 2006. The issuance of these warrants was exempt from registration under Section 4(2) of the Securities Act. The consultant had the opportunity to ask questions regarding our company and had access to relevant information regarding our company. The warrants received by the consulting company contained the appropriate restrictive legends.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.      Description of Document

3.1      Article of Incorporation.(1)

3.2      Articles of Amendment to the Articles of Incorporation.(1)

3.3      By-laws.(1)

3.4 Articles of Amendment to the Articles of Incorporation designating the Series A Preferred Stock.(2)

3.5 Articles of Amendment to the Articles of Incorporation designating the Series B Preferred Stock.(2)

4.1      Specimen Common Stock Certificate.(1)

5.1      Opinion of Atlas Pearlman, P.A.(4)

10.1     Stock Option Plan.(3)

10.5 Common Stock Purchase Agreement between the Company and Copira Investments Inc. dated March 30, 2001.(3)

10.6 Registration Rights Agreement between the Company and Copira Investments Inc. dated March 30, 2001.(3)

10.7 Form of Copira Investments Inc. and GKN Securities Corp. Stock Purchase Warrant dated March 30, 2001.(3)

10.8 Common Stock Purchase Agreement by and between the Company and Pequot Scout Fund L.P. and Pequot Navigator Offshore, Inc. dated March 1, 2001.(3)

10.9 Financial Advisory and Consulting Agreement with National Securities Corporation dated March 1, 2001.(3)

10.10 Financial Advisory and Consulting Agreement with Taylor Stuart Financial dated March 1, 2001.(3)

10.11 Consulting Agreement with Atlantic International Capital, Inc. dated February 2001.(4)

10.12    Consulting Agreement with The Shemano Group, Inc. dated March 1,
         2001.(4)

10.13 Investment Banking Agreement with Hornblower & Weeks Financial Corporation dated March 1, 2001.(4)

10.14    Financial Consulting Agreement with Talisman Group dated March 4,
         2001.(4)

10.15 Haskin & Associate, Inc. Warrant to Purchase Common Stock in Connection with Debt Financing dated June 8, 1999.(3)

10.16 Settlement Agreement and Mutual General Release with Perilakalathil Sreekumar dated March 19, 2001.(4)

10.17 Settlement Agreement dated December 2000 between the Company and Dr. Warren R. Federgreen including the issuance of 14,000 Shares of Common Stock.(4)

10.18 Settlement Agreement with Compubill Systems Corporation dated June 23, 2000 including the issuance of 58,333 Shares of Common Stock.(4)

10.19    Form of Subscription Agreement.(3)

10.20    Form of Warrant Agreement.(3)

10.21    Form of Promissory Note.(3)

21       Subsidiaries of the Company.(2)

23.1     Consent of Kaufman, Rossin and Company.(3)

23.2     Consent of Atlas Pearlman, P.A. (contained in Exhibit 5.1)


----------
(1) Incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2 (No. 333-5884-A)

(2)   Previously filed

(3)   Filed herewith

(4)   To be filed by amendment

ITEM 28.  UNDERTAKINGS

The undersigned Registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Palm Beach, Florida on May 23, 2001.


                                        METROPOLITAN HEALTH NETWORKS, INC.


                                        By:  /s/ Fred Sternberg
                                             ----------------------------------
                                             Fred Sternberg, Chairman and Chief
                                             Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                             TITLE                  DATE
        ---------                             -----                  ----

/s/ Fred Sternberg                      Chairman and Chief       May 23, 2001
------------------------------------    Executive Officer
Fred Sternberg

/s/ Debra A. Finnel                     Vice President and       May 23, 2001
------------------------------------    Chief Operating Officer
Debra A. Finnel

/s/ David S. Gartner                    Secretary and Chief      May 23, 2001
------------------------------------    Financial Officer
David S. Gartner

/s/ Michael Cahr                        Director                 May 23, 2001
------------------------------------
Michael Cahr

/s/ Marvin Heiman                       Director                 May 23, 2001
------------------------------------
Marvin Heiman

/s/ Michael Earley                      Director                 May 23, 2001
------------------------------------
Michael Earley

/s/ Karl Sachs                          Director                 May 23, 2001
------------------------------------
Karl Sachs

/s/ Mark K. Gerstenfeld                 Director                 May 23, 2001
------------------------------------
Mark K. Gerstenfeld

/s/ Martin Harrison                     Director                 May 23, 2001
------------------------------------
Martin Harrison

                                 EXHIBITS INDEX
                                 --------------

Exhibit No.      Description of Document

3.1      Article of Incorporation.(1)

3.2      Articles of Amendment to the Articles of Incorporation.(1)

3.3      By-laws.(1)

3.4 Article of Amendment to the Articles of Incorporation designating the Series A Preferred Stock.(2)

3.5 Articles of Amendment to the Articles of Incorporation designating Series B Preferred Stock.(2)

4.1      Specimen Common Stock Certificate.(1)

5.1      Opinion of Atlas Pearlman, P.A.(4)

10.1     Stock Option Plan.(3)

10.5 Common Stock Purchase Agreement between the Company and Copira Investments Inc. dated March 30, 2001.(3)

10.6 Registration Rights Agreement between the Company and Copira Investments Inc. dated March 30, 2001.(3)

10.7 Form of Copira Investments Inc. and GKN Securities Corp. Stock Purchase Warrant dated March 30, 2001.(3)

10.8 Common Stock Purchase Agreement by and between the Company and Pequot Scout Fund L.P. and Pequot Navigator Offshore, Inc. dated March 1, 2001.(3)

10.9 Financial Advisory and Consulting Agreement with National Securities Corporation dated March 1, 2001.(3)

10.10 Financial Advisory and Consulting Agreement with Taylor Stuart Financial dated March 1, 2001.(3)

10.11 Consulting Agreement with Atlantic International Capital, Inc. dated February 2001.(4)

10.12    Consulting Agreement with The Shemano Group, Inc. dated March 1,
         2001.(4)

10.13 Investment Banking Agreement with Hornblower & Weeks Financial Corporation dated March 1, 2001.(4)

10.14    Financial Consulting Agreement with Talisman Group dated March 4,
         2001.(4)

10.15 Haskin & Associate, Inc. Warrant to Purchase Common Stock in Connection with Debt Financing dated June 8, 1999.(3)

10.16 Settlement Agreement and Mutual General Release with Perilakalathil Sreekumar dated March 19, 2001.(4)

10.17 Settlement Agreement dated December 2000 between the Company and Dr. Warren R. Federgreen including the issuance of 14,000 Shares of Common Stock.(4)

10.18 Settlement Agreement with Compubill Systems Corporation dated June 23, 2000 including the issuance of 58,333 Shares of Common Stock.(4)

10.19    Form of Subscription Agreement.(3)

10.20    Form of Warrant Agreement.(3)

10.21    Form of Promissory Note.(3)

21       Subsidiaries of the Company.(2)

23.1     Consent of Kaufman, Rossin and Company.(3)

23.2     Consent of Atlas Pearlman, P.A. (contained in Exhibit 5.1)


----------
(1) Incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2 (No. 333-5884-A)

(2)   Previously filed

(3)   Filed herewith

(4)   To be filed by amendment